CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities Offered	Maximum Aggregate Offering Price	Amount of Registration Fee(1)
Medium-Term Notes, Series A	$151,000,000	$5,934.30

(1)	Calculated in accordance with Rule 457(r) of the Securities Act of 1933.

Pricing Supplement (To the Prospectus dated August 31, 2007, the Prospectus Supplement dated September 4, 2007 and the Information Supplement dated December 12, 2007)	Filed Pursuant to Rule 424(b)(2) Registration No. 333-145845 June 25, 2008

BARCLAYS BANK PLC

Barclays Reverse Convertible NotesSM	All Asset Classes and Structures Under One RoofSM

Terms used in this pricing supplement are described or defined in the prospectus supplement. The reverse convertible notes (the “Notes”) offered will have the terms described in the prospectus supplement and the prospectus, as supplemented by this pricing supplement. THE NOTES DO NOT GUARANTEE ANY RETURN OF PRINCIPAL AT MATURITY.

Each reference asset below is in the form of a linked share and represents a separate Note offering. The purchaser of a Note will acquire a security linked to a single linked share (not a basket or index of linked shares). The following terms relate to each separate Note offering:

•	Issuer: Barclays Bank PLC (Rated AA/Aa1)‡

•	Issue date: June 30, 2008

•	Initial valuation date: June 25, 2008

•	Final valuation date: December 26, 2008

•	Maturity date: December 31, 2008

•	Final price: Closing price of the linked share on the final valuation date.

•	Protection price: The protection level multiplied by the initial price.
•	Interest payment dates: Paid monthly in arrears on the same day of the month as the issue date and calculated on a 30/360 basis, commencing on the month following the issue date.

•	Initial public offering price: 100%

•	Tax allocation of coupon rate:

Deposit income*: 3.05%

Put premium: The coupon rate minus the deposit income.

‡

The Notes are expected to carry the same rating as the Medium-Term Notes Program, Series A, which is rated AA by Standard & Poor’s, a division of the McGraw-Hill Companies, Inc., and will be rated Aa1 by Moody’s Investor Services, Inc. The rating is subject to downward revision, suspension or withdrawal at any time by the assigning rating organization. The rating (1) does not take into account market risk or the performance-related risks of the investment (including, without limitation, the risks associated with the potential negative performance of any reference asset to which the Notes are linked) and (2) is not a recommendation to buy, sell or hold securities.

The following terms relate to the specific Note offering for each respective linked share:

Linked Share	Initial Share Price	Page Number	Ticker Symbol	Principal Amount	Coupon Rate*	Protection Level	Percentage Proceeds to Issuer	Aggregate Proceeds to Issuer	Percentage Discount or Commission	Aggregate Discount or Commission	Note Issuance#	CUSIP/ISIN
Archer-Daniels-Midland Company	$33.33	PS-8	ADM	$6,000,000	10.000%	80.0%	98.375%	$5,902,500	1.625%	$97,500	E-2190	06738R2P0/ US06738R2P03
Amazon.com, Inc.	$80.51	PS-10	AMZN	$4,000,000	13.400%	60.0%	98.375%	$3,935,000	1.625%	$65,000	E-2191	06738R2Q8/ US06738R2Q85
American Express Company	$40.94	PS-12	AXP	$5,000,000	12.250%	80.0%	98.375%	$4,918,750	1.625%	$81,250	E-2193	06738R2S4/ US06738R2S42
Sotheby’s Holdings, Inc.	$27.08	PS-14	BID	$3,500,000	15.500%	70.0%	98.375%	$3,443,125	1.625%	$56,875	E-2194	06738R2T2/ US06738R2T25
Boston Scientific Corporation	$12.65	PS-16	BSX	$3,500,000	10.500%	75.0%	98.375%	$3,443,125	1.625%	$56,875	E-2195	06738R2U9/ US06738R2U97
Citigroup Inc.	$18.85	PS-18	C	$5,000,000	11.200%	70.0%	98.375%	$4,918,750	1.625%	$81,250	E-2196	06738R2V7/ US06738R2V70
Continental Airlines, Inc.	$11.93	PS-20	CAL	$5,000,000	20.000%	50.0%	98.375%	$4,918,750	1.625%	$81,250	E-2197	06738RS98/ US06738RS989
Chesapeake Energy Corporation	$63.77	PS-22	CHK	$3,500,000	10.250%	75.0%	98.375%	$3,443,125	1.625%	$56,875	E-2198	06738RT22/ US06738RT227
COACH, Inc.	$30.54	PS-24	COH	$4,000,000	11.400%	75.0%	98.375%	$3,935,000	1.625%	$65,000	E-2199	06738RT30/ US06738RT300
ConocoPhillips	$94.02	PS-26	COP	$4,000,000	10.500%	80.0%	98.375%	$3,935,000	1.625%	$65,000	E-2200	06738RT48/ US06738RT482
Deere & Company	$73.56	PS-28	DE	$4,000,000	12.250%	80.0%	98.375%	$3,935,000	1.625%	$65,000	E-2201	06738RT55/ US06738RT557
Diamond Offshore Drilling, Inc.	$135.03	PS-30	DO	$3,000,000	13.200%	75.0%	98.375%	$2,951,250	1.625%	$48,750	E-2202	06738RT63/ US06738RT631
Freeport-McMoRan Copper & Gold Inc.	$117.46	PS-32	FCX	$3,500,000	14.300%	70.0%	98.375%	$3,443,125	1.625%	$56,875	E-2205	06738RT97/ US06738RT979
Goldcorp Inc.	$41.62	PS-34	GG	$3,000,000	12.800%	75.0%	98.375%	$2,951,250	1.625%	$48,750	E-2206	06738RU20/ US06738RU209
General Motors Corporation	$12.81	PS-36	GM	$5,000,000	20.000%	55.0%	98.375%	$4,918,750	1.625%	$81,250	E-2207	06738RU38/ US06738RU381
The Goodyear Tire & Rubber Company	$20.51	PS-38	GT	$4,000,000	12.300%	70.0%	98.375%	$3,935,000	1.625%	$65,000	E-2208	06738RU46/ US06738RU464
Halliburton Company	$50.84	PS-40	HAL	$3,500,000	9.100%	80.0%	98.375%	$3,443,125	1.625%	$56,875	E-2209	06738RU53/ US06738RU530
The Home Depot, Inc.	$25.47	PS-42	HD	$4,000,000	9.100%	80.0%	98.375%	$3,935,000	1.625%	$65,000	E-2210	06738RU61/ US06738RU613
JPMorgan Chase & Co.	$37.91	PS-44	JPM	$5,000,000	11.250%	75.0%	98.375%	$4,918,750	1.625%	$81,250	E-2213	06738RU95/ US06738RU951
Kohl’s Corporation	$42.05	PS-46	KSS	$4,500,000	14.000%	80.0%	98.375%	$4,426,875	1.625%	$73,125	E-2214	06738RV29/ US06738RV298
McDermott International, Inc.	$62.94	PS-48	MDR	$3,500,000	12.800%	70.0%	98.375%	$3,443,125	1.625%	$56,875	E-2215	06738RV37/ US06738RV371
Marathon Oil Corporation	$52.51	PS-50	MRO	$3,500,000	11.250%	75.0%	98.375%	$3,443,125	1.625%	$56,875	E-2216	06738RV45/ US06738RV454
Noble Corporation	$64.91	PS-52	NE	$4,000,000	12.000%	75.0%	98.375%	$3,935,000	1.625%	$65,000	E-2218	06738RV60/ US06738RV603
National Oilwell Varco, Inc.	$89.96	PS-54	NOV	$3,000,000	13.250%	70.0%	98.375%	$2,951,250	1.625%	$48,750	E-2219	06738RV78/ US06738RV785
Norfolk Southern Corporation	$62.88	PS-56	NSC	$6,000,000	10.800%	80.0%	98.375%	$5,902,500	1.625%	$97,500	E-2220	06738RV86/ US06738RV868
Southern Copper Corporation	$110.87	PS-58	PCU	$4,000,000	14.750%	70.0%	98.375%	$3,935,000	1.625%	$65,000	E-2221	06738RV94/ US06738RV942
QUALCOMM Incorporated	$47.16	PS-60	QCOM	$4,000,000	9.800%	80.0%	98.375%	$3,935,000	1.625%	$65,000	E-2222	06738RW28/ US06738RW288
Transocean Inc.	$150.98	PS-62	RIG	$4,000,000	10.500%	75.0%	98.375%	$3,935,000	1.625%	$65,000	E-2223	06738RW36/ US06738RW361
Starbucks Corporation	$17.11	PS-64	SBUX	$3,500,000	9.500%	80.0%	98.375%	$3,443,125	1.625%	$56,875	E-2224	06738RW44/ US06738RW445
Schlumberger N.V. (Schlumberger Limited)	$105.22	PS-66	SLB	$3,500,000	12.300%	80.0%	98.375%	$3,443,125	1.625%	$56,875	E-2226	06738RW69/ US06738RW692
Superior Energy Services, Inc.	$55.18	PS-68	SPN	$3,000,000	13.000%	75.0%	98.375%	$2,951,250	1.625%	$48,750	E-2227	06738RW77/ US06738RW775
Sunoco, Inc.	$39.97	PS-70	SUN	$3,500,000	14.300%	75.0%	98.375%	$3,443,125	1.625%	$56,875	E-2228	06738RW93/ US06738RW932
Target Corporation	$49.88	PS-72	TGT	$4,000,000	14.000%	80.0%	98.375%	$3,935,000	1.625%	$65,000	E-2229	06738RX76/ US06738RX765
Tesoro Corporation	$21.34	PS-74	TSO	$5,000,000	20.000%	70.0%	98.375%	$4,918,750	1.625%	$81,250	E-2230	06738RX27/ US06738RX278
Valero Energy Corporation	$43.74	PS-76	VLO	$3,500,000	14.000%	80.0%	98.375%	$3,443,125	1.625%	$56,875	E-2231	06738RX35/ US06738RX351
Wells Fargo & Company	$25.40	PS-78	WFC	$5,000,000	12.100%	80.0%	98.375%	$4,918,750	1.625%	$81,250	E-2232	06738RX43/ US06738RX435
Yahoo! Inc	$22.01	PS-80	YHOO	$5,000,000	11.200%	80.0%	98.375%	$4,918,750	1.625%	$81,250	E-2234	06738RX68/ US06738RX682

*	Annualized Rate

See “Risk Factors” in this pricing supplement and beginning on page S-3 of the prospectus supplement for a description of risks relating to an investment in the Notes.

The Notes will not be listed on any U.S. securities exchange or quotation system. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined that this pricing supplement is truthful or complete. Any representation to the contrary is a criminal offense.

We may use this pricing supplement in the initial sale of Notes. In addition, Barclays Capital Inc. or another of our affiliates may use this pricing supplement in market resale transactions in any Notes after their initial sale. Unless we or our agent informs you otherwise in the confirmation of sale, this pricing supplement is being used in a market resale transaction.

The Notes constitute our direct, unconditional, unsecured and unsubordinated obligations and are not deposit liabilities of Barclays Bank PLC and are not insured by the United States Federal Deposit Insurance Corporation or any other governmental agency of the United States, the United Kingdom or any other jurisdiction.

GENERAL TERMS FOR EACH NOTES OFFERING

This pricing supplement relates to separate Note offerings, each linked to a different linked share. The purchaser of a Note will acquire a security linked to a single linked share (not to a basket or index of linked shares) identified on the cover page. Although each Note offering relates only to the individual linked share identified on the cover page, you should not construe that fact as a recommendation as to the merits of acquiring an investment linked to any of those linked shares or as to the suitability of an investment in the Notes.

You should read this document together with the prospectus, prospectus supplement and the information supplement. You should carefully consider, among other things, the matters set forth in “Risk Factors” in the prospectus supplement, as the Notes involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisers before you invest in the Notes. The prospectus, prospectus supplement and the information supplement may be accessed on the SEC website at www.sec.gov as follows:

Prospectus supplement dated September 4, 2007 and prospectus dated August  31, 2007:

http://www.sec.gov/Archives/edgar/data/312070/000119312507194615/d424b3.htm

Information Supplement dated December  12, 2007:

http://www.sec.gov/Archives/edgar/data/312070/000119312507263911/d424b3.htm

PROGRAM CREDIT RATING

The Notes are issued under the Medium-Term Notes Program, Series A (the “Program”). The Notes are expected to carry the rating of the Program, which is rated AA by Standard & Poor’s, a division of the McGraw-Hill Companies, Inc. (“S&P”), and Aa1 by Moody’s Investor Services, Inc. (“Moody’s”). An AA rating from S&P generally indicates that the issuer’s capacity to meet its financial commitment on the obligations arising from the Program is very strong. An Aa1 rating by Moody’s indicates that the Program is currently judged by Moody’s to be an obligation of high quality and is subject to very low credit risk. The credit rating is a statement of opinion and not a statement of fact and is subject to downward revisions, suspension or withdrawal at any time by the assigning rating agency. The rating (1) does not take into account market risk or the performance-related risks of the investment (including, without limitation, the risks associated with the potential negative performance of any reference asset to which the Notes are linked) and (2) is not a recommendation to buy, sell or hold securities.

RISK FACTORS

We urge you to read the section “Risk Factors” beginning on page S-3 of the prospectus supplement as the following highlights some, but not all, of the risk considerations relevant to investing in the Notes. In particular we urge you to read the risk factors discussed under the following headings:

•	“Risk Factors—Risks Relating to All Notes”;

•	“Risk Factors—Additional Risks Relating to Notes with Reference Assets That Are Equity Securities or Shares or Other Interests in Exchange-Traded Funds, That Contain Equity Securities or Shares or Other Interests in Exchange-Traded Funds or That Are Based in Part on Equity Securities or Shares or Other Interests in Exchange-Traded Funds”;

•	“Risk Factors—Additional Risks Relating to Notes Which Are Not Fully Principal Protected or Are Contingently Protected”; and

•	“Risk Factors—Additional Risks Relating to Notes with a Barrier Percentage or a Barrier Level”.

Suitability of Notes for Investment—You should reach a decision to invest in the Notes after carefully considering, with your advisors, the suitability of the Notes in light of your investment objectives and the specific information set out in this pricing supplement, the information supplement, the prospectus supplement and the prospectus. Neither the Issuer nor any dealer participating in the offering makes any recommendation as to the suitability of the Notes for investment.

No Principal Protection—The principal amount of your investment is not protected and you may receive less, and possibly significantly less, than the amount you invest.

Return Limited to Coupon—Your return is limited to the coupon payments. You will not participate in any appreciation in the value of the linked share.

No Secondary Market—Upon issuance, the Notes will not have an established trading market.

Market Disruption Events and Adjustments—The calculation agent may adjust any variable described in this pricing supplement, including but not limited to the final valuation date, the initial price, the final price, the protection level, the protection price, the physical delivery amount and any combination thereof as described in the following sections of the accompanying prospectus supplement.

•	For a description of what constitutes a market disruption event and the consequences thereof, see “Reference Assets—Equity Securities—Market Disruption Events Relating to Notes with an Equity Security as the Reference Asset” with respect to linked shares that are equity securities and “Reference Assets—Exchange-Traded Funds—Market Disruption Events for Notes with the Reference Asset Comprised of Shares or Other Interests in an Exchange-Traded Fund or Exchange-Traded Funds” with respect to linked shares that are exchange-traded funds; and

•	For a description of further adjustments that may affect the linked share, see “Reference Assets—Equity Securities—Share Adjustments Relating to Notes with an Equity Security as the Reference Asset” with respect to linked shares that are equity securities and “Reference Assets—Exchange-Traded Funds—Adjustments Relating to Notes with the Reference Asset Comprised of an Exchange-Traded Fund or Exchange-Traded Funds” with respect to linked shares that are exchange-traded funds.

Taxes—We intend to treat each Note as a put option written by you in respect of the reference asset and a deposit with us of cash in an amount equal to the principal amount of the Note to secure your potential obligation under the put option. Pursuant to the terms of the Notes, you agree to treat the Notes in accordance with this characterization for all U.S. federal income tax purposes. However, because there are no regulations, published rulings or judicial decisions addressing the characterization for U.S. federal income tax purposes of securities with terms that are substantially the same as those of the Notes, other characterizations and treatments are possible. See “Certain U.S. Federal Income Tax Considerations” below.

SUMMARY

Principal Payment at Maturity

A $1,000 investment in the Notes will pay $1,000 at maturity unless: (a) the final price of the linked shares is lower than the initial price of the linked shares; and (b) between the initial valuation date and the final valuation date, inclusive, the closing price of the linked shares on any day is below the protection price.

If the conditions described in (a) and (b) are both true, at maturity you will receive, at our election, instead of the full principal amount of your Notes, either (i) the physical delivery amount (fractional shares to be paid in cash in an amount equal to the fractional shares multiplied by the final price), or (ii) a cash amount equal to the principal amount you invested reduced by the percentage decrease in the price of the linked shares.

If you receive shares of the linked shares in lieu of the principal amount of your Notes at maturity, the value of your investment will approximately equal the market value of the shares of the linked shares you receive, which could be substantially less than the value of your original investment. You may lose some or all of your principal if you invest in the Notes.

Interest

The Notes will bear interest, if any, from the issue date specified on the front cover at the coupon rate specified on the front cover of this pricing supplement. The interest paid, if any, will include interest accrued from the issue date or the prior interest payment date, as the case may be, to, but excluding, the relevant interest payment date or repayment date. No interest will accrue and be payable on your Notes after the maturity date specified on the front cover if such maturity date is extended or if the final valuation date is extended. A “business day” is any day that is a Monday, Tuesday, Wednesday, Thursday or Friday that is not a day on which the principal securities market for the linked share or banking institutions in New York City, generally, are authorized or obligated by law, regulation or executive order to close. See generally “Interest Mechanics” in the prospectus supplement.

Physical Delivery Amount

The physical delivery amount will be calculated by the calculation agent by dividing the principal amount of your Notes by the initial price of the linked shares. The physical delivery amount, the initial price of the linked shares and other amounts may change due to stock splits or other corporate actions. See “Reference Assets—Equity Securities—Share Adjustments Relating to Notes with an Equity Security as the Reference Asset” in the accompanying prospectus supplement.

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

You should carefully consider, among other things, the matters set forth in “Certain U.S. Federal Income Tax Considerations” in the prospectus supplement. The following discussion summarizes certain of the material U.S. federal income tax consequences of the purchase, beneficial ownership, and disposition of Notes.

There are no statutory provisions, regulations, published rulings or judicial decisions addressing the characterization for U.S. federal income tax purposes of securities with terms that are substantially the same as those of the Notes. Under one reasonable approach, each Note should be treated as a put option written by you (the “Put Option”) that permits us to (1) sell the reference asset to you at maturity for an amount equal to the Deposit (as defined below), plus any accrued and unpaid interest, acquisition discount and/or original issue discount on the Deposit, or (2) “cash settle” the Put Option (i.e., require you to pay to us at maturity the difference between the Deposit (plus any accrued and unpaid interest, acquisition discount, and/or original issue discount on the Deposit) and the value of the reference asset at such time), and a deposit with us of cash in an amount equal to the “issue price” or purchase price of your Note (the “Deposit”) to secure your potential obligation under the Put Option. We intend to treat the Notes consistent with this approach. However, other reasonable approaches are possible. Pursuant to the terms of the Notes, you agree to treat the Notes as cash deposits and put options with respect to the reference asset for all U.S. federal income tax purposes. Because the term of the Notes is less than one year, we intend to treat the Deposits as “short-term debt instruments” for U.S. federal income tax purposes. Please see the discussion under the heading “Certain U.S. Federal Income Tax Considerations—U.S. Federal Income Tax Treatment of the Notes as Indebtedness for U.S. Federal Income Tax Purposes—Short-Term Obligations” in the accompanying prospectus supplement for certain U.S. federal income tax considerations applicable to short-term obligations.

On the cover page we have determined the yield on the Deposit and the Put Premium, as described in the section of the accompanying prospectus supplement called “Certain U.S. Federal Income Tax Considerations—Certain Notes Treated as Deposits and Put Options”. If the Internal Revenue Service (the “IRS”) were successful in asserting an alternative characterization for the Notes, the timing and character of income on the Notes might differ. We do not plan to request a ruling from the IRS regarding the tax treatment of the Notes, and the IRS or a court may not agree with the tax treatment described in this pricing supplement.

LINKED SHARE ISSUER AND LINKED SHARE INFORMATION

We urge you to read the following sections in the accompanying prospectus supplement: “Reference Assets—Equity Securities—Reference Asset Issuer and Reference Asset Information” with respect to linked shares that are equity securities and “Reference Assets—Exchange-Traded Funds—Reference Asset Investment Company and Reference Asset Information” with respect to linked shares that are exchange-traded funds. Companies with securities registered under the Securities Exchange Act of 1934, as amended, which is commonly referred to as the “Exchange Act”, and the Investment Company Act of 1940, as amended, which is commonly referred to as the “’40 Act”, are required to periodically file certain financial and other information specified by the SEC. Information provided to or filed with the SEC electronically can be accessed through a website maintained by the SEC. The address of the SEC’s website is http://www.sec.gov. Information provided to or filed with the SEC pursuant to the Exchange Act or the ’40 Act by a company issuing a linked share can be located by reference to the relevant linked share SEC file number specified below.

The summary information below regarding the companies issuing the linked shares comes from the issuers’ respective SEC filings and has not been independently verified by us. We do not make any representations as to the accuracy or completeness of such information or of any filings made by the issuers of the linked shares with the SEC. You are urged to refer to the SEC filings made by the relevant issuer and to other publicly available information (such as the issuer’s annual report) to obtain an understanding of the issuer’s business and financial prospects. The summary information contained below is not designed to be, and should not be interpreted as, an effort to present information regarding the financial prospects of any issuer or any trends, events or other factors that may have a positive or negative influence on those prospects or as an endorsement of any particular issuer.

Description of Hypothetical Examples

Each linked share described below contains a Table of Hypothetical Values at Maturity, based on the assumptions outlined for each linked share, which demonstrates the return that you would have earned from (i) an investment in the Notes compared to (ii) a direct investment in the linked shares, based on certain percentage changes between the initial price and final price of the linked shares (prior to the deduction of any applicable brokerage fees or charges).

In each Table of Hypothetical Values at Maturity some amounts are rounded and actual returns may be different. The following is a general description of how the hypothetical values in each table were determined.

On the final valuation date, the final price of the linked shares is determined.

If the final price of the linked shares is at or above its initial price, you will receive a payment at maturity of $1,000, regardless of whether the protection price was ever reached or breached during the term of the Notes.

If the final price of the linked shares is below its initial price but the closing price of the linked shares never fell below the protection price during the term of the Notes, you will receive a payment at maturity of $1,000.

If the final price of the linked shares is below its initial price and the closing price of the linked shares fell below the protection price during the term of the Notes, you will receive, at our election, either (a) a number of shares equal to the physical delivery amount, plus a cash amount equal to the fractional shares multiplied by the final price or (b) the cash amount equal to the principal amount that you invested reduced by the percentage decrease in the price of the linked shares.

In any case, you would also have received the applicable interest payments during the term of the Notes. Since the reinvestment rate for each coupon payment is assumed to be 0.00%, assuming no change in the closing price of the linked shares from the initial valuation date to the final valuation date, if the coupon yield on the Notes exceeds the dividend yield on the linked shares, the total return on the Notes would be higher relative to the total return of an investment in the linked shares.

If you had invested directly in the linked shares for the same period, you would have received total cash payments representing the number of shares of the linked shares you could have purchased with your $1,000 investment on the initial valuation date (assuming you could invest in fractional shares) multiplied by the final price of the linked shares. In addition, investors will realize a payment in respect of dividends which will equal the dividend yield multiplied by the $1,000 investment. Investors should realize that for purposes of these calculations the dividend yield is calculated as of the initial date and is held constant regardless of the final level of the linked shares.

Since the reinvestment rate for any dividend payment is assumed to be 0.00%, assuming no change in the closing price of the linked shares from the initial valuation date to the final valuation date, if the coupon rate on the Notes was less than the dividend yield on the linked shares, the total return on the Notes would be lower relative to the total return of an investment in the linked shares.

In each instance, the percentage gain or loss from an investment in the Notes and a direct investment in the linked shares is set forth below in the Table of Hypothetical Values at Maturity.

Archer-Daniels-Midland Company

According to publicly available information, Archer-Daniels-Midland Company (the “Company”) is a world leader in BioEnergy and is principally engaged in procuring, transporting, storing, processing and merchandising agricultural commodities and products. The Company’s operations are classified into three main business segments: Oilseeds Processing, Corn Processing and Agricultural Services. Oilseeds Processing involves processing oilseeds such as soybeans, cottonseed, sunflower seeds, canola, peanuts and flaxseed into vegetable oils and meals principally for the food and feed industries. The Company’s remaining operations are aggregated and classified as Other.

The Company is engaged in processing oilseeds such as soybeans, cottonseed, sunflower seeds, canola, peanuts, and flaxseed into vegetable oils and meals principally for the food and feed industries. Corn Processing involves wet milling and dry milling corn operations. Products produced for use in the food and beverage industry include syrup, starch, glucose, dextrose, and sweeteners. The Agricultural Services segment utilizes the Company’s grain elevator and transportation network to buy, store, clean and transport agricultural commodities and resells these commodities primarily as feed ingredients and as raw materials for the agricultural processing industry.

The Company was incorporated in Delaware in 1923, successor to the Daniels Linseed Co. founded in 1902. The number of persons employed by the Company was approximately 27,300 at June 30, 2007.

The linked share’s SEC file number is 1-44.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
June 28, 2002	$14.67	$12.48	$12.79
September 30, 2002	$12.89	$10.00	$12.51
December 31, 2002	$14.45	$11.95	$12.40
March 31, 2003	$12.83	$10.50	$10.80
June 30, 2003	$13.17	$10.68	$12.87
September 30, 2003	$14.14	$11.95	$13.11
December 31, 2003	$15.24	$13.11	$15.22
March 31, 2004	$17.83	$14.90	$16.87
June 30, 2004	$17.95	$16.05	$16.78
September 30, 2004	$17.00	$14.95	$16.98
December 31, 2004	$22.55	$16.72	$22.31
March 31, 2005	$25.37	$21.35	$24.58
June 30, 2005	$25.30	$17.60	$21.38
September 30, 2005	$24.75	$20.44	$24.66
December 30, 2005	$25.55	$23.24	$24.66
March 31, 2006	$35.50	$24.05	$33.65
June 30, 2006	$46.70	$34.60	$41.28
September 29, 2006	$45.04	$36.50	$37.88
December 29, 2006	$40.00	$31.20	$31.96
March 30, 2007	$37.83	$30.46	$36.70
June 29, 2007	$39.65	$32.06	$33.09
September 30, 2007	$37.02	$31.29	$33.08
December 31, 2007	$47.33	$32.43	$46.43
March 31, 2008	$47.18	$38.25	$41.16
June 25, 2008*	$48.95	$31.65	$33.33

*	High, low and closing prices are for the period starting April 1, 2008 and ending June 25, 2008.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: ADM

Initial price: $33.33

Protection level: 80.00%

Protection price: $26.66

Physical delivery amount: 30 ($1,000/Initial price)

Fractional shares: 0.003000

Coupon: 10.00% per annum

Maturity: December 31, 2008

Dividend yield: 1.47% per annum

Coupon amount per monthly: $8.33

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	5.00%		100.74%
+ 90%	5.00%		90.74%
+ 80%	5.00%		80.74%
+ 70%	5.00%		70.74%
+ 60%	5.00%		60.74%
+ 50%	5.00%		50.74%
+ 40%	5.00%		40.74%
+ 30%	5.00%		30.74%
+ 20%	5.00%		20.74%
+ 10%	5.00%		10.74%
+ 5%	5.00%		5.74%

0%	5.00%		0.74%

	Protection Price Ever Breached?
	NO	YES
- 5%	5.00%	0.00%	-4.26%
- 10%	5.00%	-5.00%	-9.26%
- 20%	5.00%	-15.00%	-19.26%
- 30%	N/A	-25.00%	-29.26%
- 40%	N/A	-35.00%	-39.26%
- 50%	N/A	-45.00%	-49.26%
- 60%	N/A	-55.00%	-59.26%
- 70%	N/A	-65.00%	-69.26%
- 80%	N/A	-75.00%	-79.26%
- 90%	N/A	-85.00%	-89.26%
- 100%	N/A	-95.00%	-99.26%

Amazon.com, Inc.

According to publicly available information, Amazon.com, Inc., (the “Company”), opened its virtual doors on the World Wide Web in July 1995 and today offers Earth’s Biggest Selection. It seeks to be Earth’s most customer-centric company, where customers can find and discover anything they might want to buy online, and endeavors to offer customers the lowest possible prices. The Company also generates revenue through co-branded credit card agreements and other marketing and promotional services, such as online advertising. Additionally, the Company provides services for third-party retailers, marketing and promotional services, and web services for developers.

The Company was incorporated in 1994 in the state of Washington and reincorporated in 1996 in the state of Delaware.

The linked share’s SEC file number is 000-22513.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
June 28, 2002	$20.40	$12.52	$16.25
September 30, 2002	$17.93	$12.26	$15.93
December 31, 2002	$25.00	$16.01	$18.89
March 31, 2003	$28.04	$18.55	$26.03
June 30, 2003	$37.24	$24.13	$36.49
September 30, 2003	$51.30	$34.00	$48.36
December 31, 2003	$61.14	$47.00	$52.64
March 31, 2004	$57.82	$39.16	$43.28
June 30, 2004	$54.69	$40.57	$54.40
September 30, 2004	$54.04	$34.85	$40.86
December 31, 2004	$45.68	$33.00	$44.29
March 31, 2005	$45.44	$32.83	$34.27
June 30, 2005	$36.99	$30.61	$33.08
September 30, 2005	$46.97	$32.79	$45.30
December 30, 2005	$50.00	$38.72	$47.15
March 31, 2006	$48.56	$35.14	$36.51
June 30, 2006	$38.84	$31.52	$38.68
September 29, 2006	$38.62	$25.76	$32.12
December 29, 2006	$43.25	$30.59	$39.46
March 30, 2007	$42.00	$36.30	$39.79
June 29, 2007	$74.72	$39.55	$68.41
September 30, 2007	$94.25	$68.02	$93.15
December 31, 2007	$101.04	$76.50	$92.64
March 31, 2008	$97.43	$61.20	$71.30
June 25, 2008*	$84.88	$70.65	$80.51

*	High, low and closing prices are for the period starting April 1, 2008 and ending June 25, 2008.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: AMZN

Initial price: $80.51

Protection level: 60.00%

Protection price: $48.31

Physical delivery amount: 12 ($1,000/Initial price)

Fractional shares: 0.420817

Coupon: 13.40% per annum

Maturity: December 31, 2008

Dividend yield: 0.00% per annum

Coupon amount per monthly: $11.17

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	6.70%		100.00%
+ 90%	6.70%		90.00%
+ 80%	6.70%		80.00%
+ 70%	6.70%		70.00%
+ 60%	6.70%		60.00%
+ 50%	6.70%		50.00%
+ 40%	6.70%		40.00%
+ 30%	6.70%		30.00%
+ 20%	6.70%		20.00%
+ 10%	6.70%		10.00%
+ 5%	6.70%		5.00%

0%	6.70%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	6.70%	1.70%	-5.00%
- 10%	6.70%	-3.30%	-10.00%
- 20%	6.70%	-13.30%	-20.00%
- 30%	6.70%	-23.30%	-30.00%
- 40%	6.70%	-33.30%	-40.00%
- 50%	N/A	-43.30%	-50.00%
- 60%	N/A	-53.30%	-60.00%
- 70%	N/A	-63.30%	-70.00%
- 80%	N/A	-73.30%	-80.00%
- 90%	N/A	-83.30%	-90.00%
- 100%	N/A	-93.30%	-100.00%

American Express Company

According to publicly available information, American Express Company (the “Company”) together with its consolidated subsidiaries, is a leading global payments, network and travel company that offers its products and services throughout the world. The Company was founded in 1850 as a joint stock association and was incorporated in 1965 as a New York corporation. The Company’s headquarters are located in New York, New York in lower Manhattan. The Company also has offices in other locations in North America, as well as throughout the world.

The linked share’s SEC file number is 001-07657.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
June 28, 2002	$39.31	$30.23	$31.79
September 30, 2002	$33.67	$23.56	$27.29
December 31, 2002	$34.87	$23.25	$30.94
March 31, 2003	$34.09	$27.05	$29.09
June 30, 2003	$39.24	$28.76	$36.60
September 30, 2003	$41.54	$35.92	$39.44
December 31, 2003	$42.97	$38.10	$42.22
March 31, 2004	$47.23	$41.52	$45.39
June 30, 2004	$46.22	$41.43	$44.98
September 30, 2004	$45.30	$41.75	$45.05
December 31, 2004	$49.94	$44.53	$49.34
March 31, 2005	$50.77	$43.78	$44.97
June 30, 2005	$48.41	$43.34	$46.59
September 30, 2005	$52.06	$45.78	$50.28
December 30, 2005	$53.05	$46.60	$51.46
March 31, 2006	$55.00	$51.05	$52.55
June 30, 2006	$54.90	$50.92	$53.22
September 29, 2006	$56.19	$49.75	$56.08
December 29, 2006	$62.50	$55.00	$60.67
March 30, 2007	$61.00	$53.91	$56.40
June 29, 2007	$65.24	$55.34	$61.18
September 30, 2007	$65.89	$55.50	$59.37
December 31, 2007	$63.63	$50.37	$52.02
March 31, 2008	$52.32	$39.50	$43.72
June 25, 2008*	$52.63	$40.58	$40.94

*	High, low and closing prices are for the period starting April 1, 2008 and ending June 25, 2008.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: AXP

Initial price: $40.94

Protection level: 80.00%

Protection price: $32.75

Physical delivery amount: 24 ($1,000/Initial price)

Fractional shares: 0.425989

Coupon: 12.25% per annum

Maturity: December 31, 2008

Dividend yield: 1.61% per annum

Coupon amount per monthly: $10.21

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	6.125%		100.81%
+ 90%	6.125%		90.81%
+ 80%	6.125%		80.81%
+ 70%	6.125%		70.81%
+ 60%	6.125%		60.81%
+ 50%	6.125%		50.81%
+ 40%	6.125%		40.81%
+ 30%	6.125%		30.81%
+ 20%	6.125%		20.81%
+ 10%	6.125%		10.81%
+ 5%	6.125%		5.81%

0%	6.125%		0.81%

	Protection Price Ever Breached?
	NO	YES
- 5%	6.125%	1.125%	-4.19%
- 10%	6.125%	-3.875%	-9.19%
- 20%	6.125%	-13.875%	-19.19%
- 30%	N/A	-23.875%	-29.19%
- 40%	N/A	-33.875%	-39.19%
- 50%	N/A	-43.875%	-49.19%
- 60%	N/A	-53.875%	-59.19%
- 70%	N/A	-63.875%	-69.19%
- 80%	N/A	-73.875%	-79.19%
- 90%	N/A	-83.875%	-89.19%
- 100%	N/A	-93.875%	-99.19%

Sotheby’s Holdings, Inc.

According to publicly available information, Sotheby’s Holdings, Inc. (the “Company”) is one of the world’s two largest auctioneers of authenticated fine art, antiques and decorative art, jewelry and collectibles. In addition to auctioneering, the Company’s Auction segment is engaged in a number of related activities, including the brokering of private purchases and sales of fine art, jewelry and collectibles. The Company also operates as a dealer in works of art through its Dealer segment, conducts art-related financing activities through its Finance segment and is engaged, to a lesser extent, in licensing activities. The Company was initially incorporated in Michigan in August 1983. In June 2006, the Company reincorporated into the State of Delaware.

The linked share’s SEC file number is 1-9750.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
June 28, 2002	$15.95	$13.02	$14.25
September 30, 2002	$14.47	$6.88	$7.00
December 31, 2002	$9.70	$6.30	$9.00
March 31, 2003	$9.60	$7.80	$9.18
June 30, 2003	$9.55	$6.42	$7.44
September 30, 2003	$12.15	$7.30	$10.82
December 31, 2003	$14.24	$10.08	$13.66
March 31, 2004	$15.93	$12.17	$12.85
June 30, 2004	$16.58	$12.69	$15.96
September 30, 2004	$17.23	$14.13	$15.72
December 31, 2004	$19.24	$15.10	$18.16
March 31, 2005	$18.68	$15.20	$16.96
June 30, 2005	$18.10	$13.47	$13.70
September 30, 2005	$18.30	$13.65	$16.72
December 30, 2005	$19.44	$15.01	$18.36
March 31, 2006	$29.30	$18.18	$29.04
June 30, 2006	$33.84	$22.78	$26.25
September 29, 2006	$32.92	$25.08	$32.24
December 29, 2006	$38.64	$29.81	$31.02
March 30, 2007	$44.92	$30.23	$44.48
June 29, 2007	$53.25	$43.93	$46.02
September 30, 2007	$53.99	$35.53	$47.79
December 31, 2007	$61.40	$30.80	$38.10
March 31, 2008	$39.67	$25.30	$28.91
June 25, 2008*	$30.18	$23.75	$27.08

*	High, low and closing prices are for the period starting April 1, 2008 and ending June 25, 2008.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: BID

Initial price: $27.08

Protection level: 70.00%

Protection price: $18.96

Physical delivery amount: 36 ($1,000/Initial price)

Fractional shares: 0.927622

Coupon: 15.50% per annum

Maturity: December 31, 2008

Dividend yield: 2.22% per annum

Coupon amount per monthly: $12.92

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	7.75%		101.11%
+ 90%	7.75%		91.11%
+ 80%	7.75%		81.11%
+ 70%	7.75%		71.11%
+ 60%	7.75%		61.11%
+ 50%	7.75%		51.11%
+ 40%	7.75%		41.11%
+ 30%	7.75%		31.11%
+ 20%	7.75%		21.11%
+ 10%	7.75%		11.11%
+ 5%	7.75%		6.11%

0%	7.75%		1.11%

	Protection Price Ever Breached?
	NO	YES
- 5%	7.75%	2.75%	-3.89%
- 10%	7.75%	-2.25%	-8.89%
- 20%	7.75%	-12.25%	-18.89%
- 30%	7.75%	-22.25%	-28.89%
- 40%	N/A	-32.25%	-38.89%
- 50%	N/A	-42.25%	-48.89%
- 60%	N/A	-52.25%	-58.89%
- 70%	N/A	-62.25%	-68.89%
- 80%	N/A	-72.25%	-78.89%
- 90%	N/A	-82.25%	-88.89%
- 100%	N/A	-92.25%	-98.89%

Boston Scientific Corporation

According to publicly available information, Boston Scientific Corporation (the “Company”) is a worldwide developer, manufacturer and marketer of medical devices that are used in a broad range of interventional medical specialties including interventional cardiology, cardiac rhythm management, peripheral interventions, cardiac surgery, vascular surgery, electrophysiology, neurovascular intervention, oncology, endoscopy, urology, gynecology and neuromodulation. Some of the Company’s medical products are used for enlarging narrowed blood vessels to prevent heart attack and stroke; clearing passages blocked by plaque to restore blood flow; detecting and managing fast, slow or irregular heart rhythms; mapping electrical problems in the heart; opening obstructions and bringing relief to patients suffering from various forms of cancer; performing biopsies and intravascular ultrasounds; placing filters to prevent blood clots from reaching the lungs, heart or brain; treating urological, gynecological, renal, pulmonary, neurovascular and gastrointestinal diseases; and modulating nerve activity to treat deafness and chronic pain.

The linked share’s SEC file number is 1-11083.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
June 28, 2002	$16.25	$11.97	$14.66
September 30, 2002	$15.90	$11.50	$15.78
December 31, 2002	$22.15	$15.60	$21.26
March 31, 2003	$23.78	$19.35	$20.38
June 30, 2003	$32.56	$20.28	$30.55
September 30, 2003	$34.37	$28.00	$31.90
December 31, 2003	$36.84	$31.06	$36.76
March 31, 2004	$45.00	$35.17	$42.38
June 30, 2004	$45.93	$37.32	$42.80
September 30, 2004	$44.00	$31.25	$39.73
December 31, 2004	$39.98	$33.30	$35.55
March 31, 2005	$35.50	$28.57	$29.29
June 30, 2005	$31.30	$26.50	$27.00
September 30, 2005	$29.30	$22.90	$23.37
December 30, 2005	$27.81	$22.80	$24.49
March 31, 2006	$26.55	$20.57	$23.05
June 30, 2006	$23.58	$16.47	$16.84
September 29, 2006	$18.10	$14.45	$14.79
December 29, 2006	$17.35	$14.45	$17.18
March 30, 2007	$18.69	$13.88	$14.54
June 29, 2007	$16.85	$14.39	$15.34
September 30, 2007	$15.82	$12.11	$13.95
December 31, 2007	$15.31	$11.27	$11.63
March 31, 2008	$13.27	$10.76	$12.87
June 25, 2008*	$14.22	$12.15	$12.65

*	High, low and closing prices are for the period starting April 1, 2008 and ending June 25, 2008.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: BSX

Initial price: $12.65

Protection level: 75.00%

Protection price: $9.49

Physical delivery amount: 79 ($1,000/Initial price)

Fractional shares: 0.051383

Coupon: 10.50% per annum

Maturity: December 31, 2008

Dividend yield: 0.00% per annum

Coupon amount per monthly: $8.75

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	5.25%		100.00%
+ 90%	5.25%		90.00%
+ 80%	5.25%		80.00%
+ 70%	5.25%		70.00%
+ 60%	5.25%		60.00%
+ 50%	5.25%		50.00%
+ 40%	5.25%		40.00%
+ 30%	5.25%		30.00%
+ 20%	5.25%		20.00%
+ 10%	5.25%		10.00%
+ 5%	5.25%		5.00%

0%	5.25%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	5.25%	0.25%	-5.00%
- 10%	5.25%	-4.75%	-10.00%
- 20%	5.25%	-14.75%	-20.00%
- 30%	N/A	-24.75%	-30.00%
- 40%	N/A	-34.75%	-40.00%
- 50%	N/A	-44.75%	-50.00%
- 60%	N/A	-54.75%	-60.00%
- 70%	N/A	-64.75%	-70.00%
- 80%	N/A	-74.75%	-80.00%
- 90%	N/A	-84.75%	-90.00%
- 100%	N/A	-94.75%	-100.00%

Citigroup Inc.

According to publicly available information, Citigroup Inc. (the “Company”) is a diversified global financial services holding company whose businesses provide a broad range of financial services to consumer and corporate customers. The Company has more than 200 million customer accounts and does business in more than 100 countries. Citigroup was incorporated in 1988 under the laws of the State of Delaware. The Company is a bank holding company within the meaning of the U.S. Bank Holding Company Act of 1956 registered with, and subject to examination by, the Board of Governors of the Federal Reserve System Some of the Company’s subsidiaries are subject to supervision and examination by their respective federal and state authorities. At December 31, 2007, the Company had approximately 147,000 full-time and 13,000 part-time employees in the United States and approximately 227,000 full-time employees outside the United States.

The linked share’s SEC file number is 001-09924.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
June 28, 2002	$46.32	$33.48	$36.04
September 30, 2002	$36.93	$23.02	$29.65
December 31, 2002	$39.43	$26.45	$35.19
March 31, 2003	$38.12	$30.25	$34.45
June 30, 2003	$45.72	$34.56	$42.80
September 30, 2003	$47.95	$42.35	$45.51
December 31, 2003	$49.13	$45.10	$48.54
March 31, 2004	$52.04	$47.99	$51.70
June 30, 2004	$52.84	$44.83	$46.50
September 30, 2004	$47.45	$43.00	$44.12
December 31, 2004	$49.06	$42.11	$48.18
March 31, 2005	$49.99	$44.05	$44.94
June 30, 2005	$48.14	$43.80	$46.23
September 30, 2005	$46.81	$42.91	$45.52
December 30, 2005	$49.76	$44.00	$48.53
March 31, 2006	$49.33	$44.85	$47.23
June 30, 2006	$50.71	$47.17	$48.24
September 29, 2006	$50.35	$46.22	$49.67
December 29, 2006	$56.66	$48.83	$55.70
March 30, 2007	$56.28	$48.05	$51.34
June 29, 2007	$55.53	$50.41	$51.29
September 30, 2007	$52.97	$44.66	$46.67
December 31, 2007	$48.77	$28.80	$29.44
March 31, 2008	$29.89	$18.00	$21.42
June 25, 2008*	$27.35	$18.34	$18.85

*	High, low and closing prices are for the period starting April 1, 2008 and ending June 25, 2008.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: C

Initial price: $18.85

Protection level: 70.00%

Protection price: $13.20

Physical delivery amount: 53 ($1,000/Initial price)

Fractional shares: 0.050398

Coupon: 11.20% per annum

Maturity: December 31, 2008

Dividend yield: 9.12% per annum

Coupon amount per monthly: $9.33

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	5.60%		104.56%
+ 90%	5.60%		94.56%
+ 80%	5.60%		84.56%
+ 70%	5.60%		74.56%
+ 60%	5.60%		64.56%
+ 50%	5.60%		54.56%
+ 40%	5.60%		44.56%
+ 30%	5.60%		34.56%
+ 20%	5.60%		24.56%
+ 10%	5.60%		14.56%
+ 5%	5.60%		9.56%

0%	5.60%		4.56%

	Protection Price Ever Breached?
	NO	YES
- 5%	5.60%	0.60%	-0.44%
- 10%	5.60%	-4.40%	-5.44%
- 20%	5.60%	-14.40%	-15.44%
- 30%	5.60%	-24.40%	-25.44%
- 40%	N/A	-34.40%	-35.44%
- 50%	N/A	-44.40%	-45.44%
- 60%	N/A	-54.40%	-55.44%
- 70%	N/A	-64.40%	-65.44%
- 80%	N/A	-74.40%	-75.44%
- 90%	N/A	-84.40%	-85.44%
- 100%	N/A	-94.40%	-95.44%

Continental Airlines, Inc.

According to publicly available information, Continental Airlines, Inc. (the “Company”) is a United States air carrier engaged in the business of transporting passengers, cargo and mail. The Company is the world’s fifth largest airline as measured by the number of scheduled miles flown by revenue passengers in 2007. Together with ExpressJet Airlines, Inc. (operating as Continental Express), a wholly owned subsidiary of ExpressJet Holdings, Inc., from which the Company purchases seat capacity, and the Company’s wholly-owned subsidiary, Continental Micronesia, Inc., each a Delaware corporation, the Company operates more than 2,900 daily departures. As of December 31, 2007, the Company flew to 134 domestic and 130 international destinations and offered additional connecting service through alliances with domestic and foreign carriers. The Company directly served 27 European cities, nine South American cities, Tel Aviv, Delhi, Mumbai, Hong Kong, Beijing and Tokyo as of December 31, 2007. In addition, the Company provides service to more destinations in Mexico and Central America than any other U.S. airline, serving 41 cities.

The Company is a Delaware corporation, with executive offices located at 1600 Smith Street, Houston, Texas 77002.

The linked share’s SEC file number is 1-10323.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
June 28, 2002	$30.40	$14.46	$15.78
September 30, 2002	$16.00	$4.80	$5.39
December 31, 2002	$9.85	$3.59	$7.25
March 31, 2003	$9.39	$4.16	$5.12
June 30, 2003	$15.90	$5.34	$14.97
September 30, 2003	$18.86	$12.05	$16.58
December 31, 2003	$21.70	$14.49	$16.27
March 31, 2004	$18.52	$10.85	$12.53
June 30, 2004	$13.93	$9.05	$11.37
September 30, 2004	$11.68	$7.80	$8.52
December 31, 2004	$14.01	$7.63	$13.54
March 31, 2005	$14.18	$8.50	$12.04
June 30, 2005	$15.60	$11.09	$13.28
September 30, 2005	$16.60	$9.04	$9.66
December 30, 2005	$21.97	$9.62	$21.30
March 31, 2006	$28.88	$16.77	$26.90
June 30, 2006	$31.02	$22.56	$29.80
September 29, 2006	$32.04	$22.05	$28.31
December 29, 2006	$46.29	$28.56	$41.25
March 30, 2007	$52.40	$35.23	$36.39
June 29, 2007	$44.10	$32.01	$33.87
September 30, 2007	$38.61	$26.21	$33.03
December 31, 2007	$37.79	$21.59	$22.25
March 31, 2008	$31.25	$17.19	$19.23
June 25, 2008*	$23.40	$11.15	$11.93

*	High, low and closing prices are for the period starting April 1, 2008 and ending June 25, 2008.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: CAL

Initial price: $11.93

Protection level: 50.00%

Protection price: $5.97

Physical delivery amount: 83 ($1,000/Initial price)

Fractional shares: 0.822297

Coupon: 20.00% per annum

Maturity: December 31, 2008

Dividend yield: 0.00% per annum

Coupon amount per monthly: $16.67

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	10.00%		100.00%
+ 90%	10.00%		90.00%
+ 80%	10.00%		80.00%
+ 70%	10.00%		70.00%
+ 60%	10.00%		60.00%
+ 50%	10.00%		50.00%
+ 40%	10.00%		40.00%
+ 30%	10.00%		30.00%
+ 20%	10.00%		20.00%
+ 10%	10.00%		10.00%
+ 5%	10.00%		5.00%

0%	10.00%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	10.00%	5.00%	-5.00%
- 10%	10.00%	0.00%	-10.00%
- 20%	10.00%	-10.00%	-20.00%
- 30%	10.00%	-20.00%	-30.00%
- 40%	10.00%	-30.00%	-40.00%
- 50%	10.00%	-40.00%	-50.00%
- 60%	N/A	-50.00%	-60.00%
- 70%	N/A	-60.00%	-70.00%
- 80%	N/A	-70.00%	-80.00%
- 90%	N/A	-80.00%	-90.00%
- 100%	N/A	-90.00%	-100.00%

Chesapeake Energy Corporation

According to publicly available information, Chesapeake Energy Corporation (the “Company”) is the third largest independent producer of natural gas in the United States, and the Company owns interests in approximately 38,500 producing oil and natural gas wells that are currently producing approximately 2.2 billion cubic feet equivalent, or bcfe, per day, 92% of which is natural gas. The Company is focused on discovering, acquiring and developing conventional and unconventional natural gas reserves onshore in the U.S., east of the Rocky Mountains. The Company’s most important operating area has historically been the Mid-Continent region of Oklahoma, Arkansas, southwestern Kansas and the Texas Panhandle. At December 31, 2007, 47% of its estimated proved oil and natural gas reserves were located in the Mid-Continent region. During the past five years, the Company has also built significant positions in various conventional and unconventional plays in the Fort Worth Basin in north-central Texas; the Appalachian Basin, principally in West Virginia, eastern Kentucky, eastern Ohio, Pennsylvania and southern New York; the Permian and Delaware Basins of West Texas and eastern New Mexico; the Ark-La-Tex area of East Texas and northern Louisiana; and the South Texas and Texas Gulf Coast regions.

The linked share’s SEC file number is 1-13726.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
June 28, 2002	$8.55	$6.81	$7.20
September 30, 2002	$7.25	$4.58	$6.60
December 31, 2002	$8.06	$5.89	$7.74
March 31, 2003	$8.63	$7.27	$7.86
June 30, 2003	$11.45	$7.46	$10.10
September 30, 2003	$10.97	$9.17	$10.78
December 31, 2003	$13.99	$10.67	$13.58
March 31, 2004	$13.98	$11.71	$13.40
June 30, 2004	$15.05	$12.69	$14.72
September 30, 2004	$16.24	$13.69	$15.83
December 31, 2004	$18.31	$15.18	$16.50
March 31, 2005	$23.64	$15.06	$21.94
June 30, 2005	$23.98	$17.85	$22.80
September 30, 2005	$38.98	$22.90	$38.25
December 30, 2005	$40.01	$26.62	$31.73
March 31, 2006	$35.57	$27.80	$31.41
June 30, 2006	$33.75	$26.81	$30.25
September 29, 2006	$33.76	$28.07	$28.98
December 29, 2006	$34.27	$27.92	$29.05
March 30, 2007	$31.83	$27.27	$30.88
June 29, 2007	$37.75	$30.88	$34.60
September 30, 2007	$37.15	$31.38	$35.26
December 31, 2007	$41.19	$35.25	$39.20
March 31, 2008	$49.83	$34.44	$46.15
June 25, 2008*	$68.10	$45.26	$63.77

*	High, low and closing prices are for the period starting April 1, 2008 and ending June 25, 2008.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: CHK

Initial price: $63.77

Protection level: 75.00%

Protection price: $47.83

Physical delivery amount: 15 ($1,000/Initial price)

Fractional shares: 0.681355

Coupon: 10.25% per annum

Maturity: December 31, 2008

Dividend yield: 0.42% per annum

Coupon amount per monthly: $8.54

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	5.125%		100.21%
+ 90%	5.125%		90.21%
+ 80%	5.125%		80.21%
+ 70%	5.125%		70.21%
+ 60%	5.125%		60.21%
+ 50%	5.125%		50.21%
+ 40%	5.125%		40.21%
+ 30%	5.125%		30.21%
+ 20%	5.125%		20.21%
+ 10%	5.125%		10.21%
+ 5%	5.125%		5.21%

0%	5.125%		0.21%

	Protection Price Ever Breached?
	NO	YES
- 5%	5.125%	0.125%	-4.79%
- 10%	5.125%	-4.875%	-9.79%
- 20%	5.125%	-14.875%	-19.79%
- 30%	N/A	-24.875%	-29.79%
- 40%	N/A	-34.875%	-39.79%
- 50%	N/A	-44.875%	-49.79%
- 60%	N/A	-54.875%	-59.79%
- 70%	N/A	-64.875%	-69.79%
- 80%	N/A	-74.875%	-79.79%
- 90%	N/A	-84.875%	-89.79%
- 100%	N/A	-94.875%	-99.79%

COACH, Inc.

According to publicly available information, COACH, Inc. (the “Company”) was founded in 1941 and acquired by Sara Lee Corporation (“Sara Lee”) in 1985. In June 2000, the Company was incorporated in the state of Maryland. In October 2000, the Company was listed on the New York Stock Exchange and sold approximately 68 million shares of common stock. In April 2001, Sara Lee completed a distribution of its remaining ownership in the Company via an exchange offer. The Company has grown from a family-run workshop in a Manhattan loft to a leading American designer and marketer of fine accessories and gifts for women and men.

The linked share’s SEC file number is 1-16153.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
June 28, 2002	$7.53	$5.88	$6.86
September 30, 2002	$7.40	$4.33	$6.40
December 31, 2002	$8.91	$5.63	$8.23
March 31, 2003	$10.00	$7.26	$9.58
June 30, 2003	$13.38	$9.23	$12.44
September 30, 2003	$14.91	$12.25	$13.65
December 31, 2003	$20.27	$13.65	$18.88
March 31, 2004	$22.16	$16.88	$20.50
June 30, 2004	$23.05	$19.50	$22.60
September 30, 2004	$23.73	$18.00	$21.21
December 31, 2004	$28.85	$19.58	$28.20
March 31, 2005	$29.98	$25.88	$28.32
June 30, 2005	$34.24	$24.60	$33.57
September 30, 2005	$36.35	$30.11	$31.36
December 30, 2005	$36.84	$28.14	$33.34
March 31, 2006	$37.40	$31.68	$34.58
June 30, 2006	$35.66	$27.62	$29.90
September 29, 2006	$34.99	$25.18	$34.40
December 29, 2006	$44.98	$34.15	$42.96
March 30, 2007	$51.56	$42.50	$50.05
June 29, 2007	$54.00	$46.06	$47.39
September 30, 2007	$50.95	$40.30	$47.27
December 31, 2007	$47.89	$29.22	$30.58
March 31, 2008	$33.15	$23.22	$30.15
June 25, 2008*	$37.64	$28.65	$30.54

*	High, low and closing prices are for the period starting April 1, 2008 and ending June 25, 2008.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: COH

Initial price: $30.54

Protection level: 75.00%

Protection price: $22.91

Physical delivery amount: 32 ($1,000/Initial price)

Fractional shares: 0.743942

Coupon: 11.40% per annum

Maturity: December 31, 2008

Dividend yield: 0.00% per annum

Coupon amount per monthly: $9.50

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	5.70%		100.00%
+ 90%	5.70%		90.00%
+ 80%	5.70%		80.00%
+ 70%	5.70%		70.00%
+ 60%	5.70%		60.00%
+ 50%	5.70%		50.00%
+ 40%	5.70%		40.00%
+ 30%	5.70%		30.00%
+ 20%	5.70%		20.00%
+ 10%	5.70%		10.00%
+ 5%	5.70%		5.00%

0%	5.70%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	5.70%	0.70%	-5.00%
- 10%	5.70%	-4.30%	-10.00%
- 20%	5.70%	-14.30%	-20.00%
- 30%	N/A	-24.30%	-30.00%
- 40%	N/A	-34.30%	-40.00%
- 50%	N/A	-44.30%	-50.00%
- 60%	N/A	-54.30%	-60.00%
- 70%	N/A	-64.30%	-70.00%
- 80%	N/A	-74.30%	-80.00%
- 90%	N/A	-84.30%	-90.00%
- 100%	N/A	-94.30%	-100.00%

ConocoPhillips

According to publicly available information, ConocoPhillips (the “Company”) is an international, integrated energy company. The Company’s business is organized into six operating segments: (1) Exploration and Production, which primarily explores for, produces, transports and markets crude oil, natural gas, and natural gas liquids on a worldwide basis; (2) Midstream, which gathers, processes and markets natural gas produced by the Company and others, and fractionates and markets natural gas liquids, primarily in the United States and Trinidad; (3) Refining and Marketing, which purchases, refines, markets and transports crude oil and petroleum products, mainly in the United States, Europe and Asia; (4) LUKOIL Investment, which consists of the Company’s equity investment in the ordinary shares of OAO LUKOIL (LUKOIL), an international, integrated oil and gas company headquartered in Russia; (5) Chemicals, which manufactures and markets petrochemicals and plastics on a worldwide basis; and (6) Emerging Businesses, which includes the Company's investment in new technologies or businesses outside the Company’s normal scope of operations.

The linked share’s SEC file number is 001-32395.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
June 28, 2002	$32.05	$27.27	$29.44
September 30, 2002	$29.61	$22.38	$23.12
December 31, 2002	$25.38	$22.03	$24.20
March 31, 2003	$26.93	$22.57	$26.80
June 30, 2003	$27.98	$24.84	$27.40
September 30, 2003	$28.58	$25.72	$27.38
December 31, 2003	$33.02	$27.37	$32.79
March 31, 2004	$35.75	$32.15	$34.91
June 30, 2004	$39.50	$34.29	$38.15
September 30, 2004	$41.68	$35.64	$41.43
December 31, 2004	$45.61	$40.75	$43.42
March 31, 2005	$56.99	$41.40	$53.92
June 30, 2005	$61.35	$47.55	$57.49
September 30, 2005	$71.48	$58.05	$69.91
December 30, 2005	$70.60	$57.06	$58.18
March 31, 2006	$66.24	$58.01	$63.15
June 30, 2006	$72.50	$57.66	$65.53
September 29, 2006	$70.75	$56.55	$59.53
December 29, 2006	$74.89	$54.90	$71.95
March 30, 2007	$71.20	$61.59	$68.35
June 29, 2007	$81.40	$66.63	$78.50
September 30, 2007	$90.84	$73.83	$87.77
December 31, 2007	$89.89	$74.18	$88.30
March 31, 2008	$89.71	$67.85	$76.21
June 25, 2008*	$95.96	$75.54	$94.02

*	High, low and closing prices are for the period starting April 1, 2008 and ending June 25, 2008.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: COP

Initial price: $94.02

Protection level: 80.00%

Protection price: $75.22

Physical delivery amount: 10 ($1,000/Initial price)

Fractional shares: 0.636035

Coupon: 10.50% per annum

Maturity: December 31, 2008

Dividend yield: 1.87% per annum

Coupon amount per monthly: $8.75

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	5.25%		100.94%
+ 90%	5.25%		90.94%
+ 80%	5.25%		80.94%
+ 70%	5.25%		70.94%
+ 60%	5.25%		60.94%
+ 50%	5.25%		50.94%
+ 40%	5.25%		40.94%
+ 30%	5.25%		30.94%
+ 20%	5.25%		20.94%
+ 10%	5.25%		10.94%
+ 5%	5.25%		5.94%

0%	5.25%		0.94%

	Protection Price Ever Breached?
	NO	YES
- 5%	5.25%	0.25%	-4.06%
- 10%	5.25%	-4.75%	-9.06%
- 20%	5.25%	-14.75%	-19.06%
- 30%	N/A	-24.75%	-29.06%
- 40%	N/A	-34.75%	-39.06%
- 50%	N/A	-44.75%	-49.06%
- 60%	N/A	-54.75%	-59.06%
- 70%	N/A	-64.75%	-69.06%
- 80%	N/A	-74.75%	-79.06%
- 90%	N/A	-84.75%	-89.06%
- 100%	N/A	-94.75%	-99.06%

Deere & Company

According to publicly available information, Deere & Company (the “Company”) has operations which are categorized into four major business segments. The agricultural equipment segment manufactures and distributes a full line of farm equipment and related service parts—including tractors; combine, cotton and sugarcane harvesters; tillage, seeding and soil preparation machinery; sprayers; hay and forage equipment; integrated agricultural management systems technology; and precision agricultural irrigation equipment. The commercial and consumer equipment segment manufactures and distributes equipment, products and service parts for commercial and residential uses—including tractors for lawn, garden, commercial and utility purposes; mowing equipment, including walk-behind mowers; golf course equipment; utility vehicles; landscape nursery products; irrigation equipment; and other outdoor power products. The construction and forestry segment manufactures, distributes to dealers and sells at retail a broad range of machines and service parts used in construction, earthmoving, material handling and timber harvesting—including backhoe loaders; crawler dozers and loaders; four-wheel-drive loaders; excavators; motor graders; articulated dump trucks; landscape loaders; skid-steer loaders; and log skidders, feller bunchers, log loaders, log forwarders, log harvesters and related attachments. The products and services produced by the segments above are marketed primarily through independent retail dealer networks and major retail outlets. The credit segment primarily finances sales and leases by John Deere dealers of new and used agricultural, commercial and consumer, and construction and forestry equipment. In addition, it provides wholesale financing to dealers of the foregoing equipment, provides operating loans, finances retail revolving charge accounts, offers certain crop risk mitigation products and invests in wind energy generation.

The linked share’s SEC file number is 1-1421.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
June 28, 2002	$24.20	$20.82	$23.95
September 30, 2002	$24.59	$18.75	$22.73
December 31, 2002	$25.80	$20.86	$22.93
March 31, 2003	$23.80	$18.78	$19.63
June 30, 2003	$24.35	$19.41	$22.85
September 30, 2003	$29.28	$22.12	$26.66
December 31, 2003	$33.71	$27.06	$32.53
March 31, 2004	$34.98	$30.00	$34.66
June 30, 2004	$37.47	$31.00	$35.07
September 30, 2004	$35.00	$28.61	$32.28
December 31, 2004	$37.37	$28.38	$37.20
March 31, 2005	$37.13	$32.60	$33.57
June 30, 2005	$34.70	$29.35	$32.75
September 30, 2005	$36.99	$29.93	$30.60
December 30, 2005	$35.50	$28.50	$34.06
March 31, 2006	$40.00	$33.81	$39.53
June 30, 2006	$45.99	$38.21	$41.75
September 29, 2006	$42.49	$33.48	$41.96
December 29, 2006	$50.59	$41.51	$47.54
March 30, 2007	$58.24	$45.12	$54.32
June 29, 2007	$62.82	$51.59	$60.37
September 30, 2007	$74.95	$56.96	$74.21
December 31, 2007	$93.72	$70.18	$93.12
March 31, 2008	$94.71	$71.65	$80.44
June 25, 2008*	$94.88	$73.35	$73.56

*	High, low and closing prices are for the period starting April 1, 2008 and ending June 25, 2008.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: DE

Initial price: $73.56

Protection level: 80.00%

Protection price: $58.85

Physical delivery amount: 13 ($1,000/Initial price)

Fractional shares: 0.594345

Coupon: 12.25% per annum

Maturity: December 31, 2008

Dividend yield: 1.32% per annum

Coupon amount per monthly: $10.21

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	6.125%		100.66%
+ 90%	6.125%		90.66%
+ 80%	6.125%		80.66%
+ 70%	6.125%		70.66%
+ 60%	6.125%		60.66%
+ 50%	6.125%		50.66%
+ 40%	6.125%		40.66%
+ 30%	6.125%		30.66%
+ 20%	6.125%		20.66%
+ 10%	6.125%		10.66%
+ 5%	6.125%		5.66%

0%	6.125%		0.66%

	Protection Price Ever Breached?
	NO	YES
- 5%	6.125%	1.125%	-4.34%
- 10%	6.125%	-3.875%	-9.34%
- 20%	6.125%	-13.875%	-19.34%
- 30%	N/A	-23.875%	-29.34%
- 40%	N/A	-33.875%	-39.34%
- 50%	N/A	-43.875%	-49.34%
- 60%	N/A	-53.875%	-59.34%
- 70%	N/A	-63.875%	-69.34%
- 80%	N/A	-73.875%	-79.34%
- 90%	N/A	-83.875%	-89.34%
- 100%	N/A	-93.875%	-99.34%

Diamond Offshore Drilling, Inc.

According to publicly available information, Diamond Offshore Drilling, Inc. (the “Company”), is a global offshore oil and gas drilling contractor with a current fleet of 44 offshore rigs consisting of 30 semisubmersibles, 13 jack-ups and one drillship. In addition, the Company has two jack-up drilling rigs, the Ocean Scepter and the Ocean Shield, under construction at shipyards in Brownsville, Texas and Singapore, respectively. The Company expects delivery of both of these rigs during the second quarter of 2008. The Company was incorporated in Delaware in 1989.

The linked share’s SEC file number is 001-13926.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
June 28, 2002	$34.99	$28.50	$28.50
September 30, 2002	$28.95	$18.70	$19.95
December 31, 2002	$23.70	$17.30	$21.85
March 31, 2003	$23.00	$19.25	$19.41
June 30, 2003	$23.80	$18.30	$20.99
September 30, 2003	$21.67	$18.31	$19.10
December 31, 2003	$20.91	$17.06	$20.51
March 31, 2004	$26.85	$20.00	$24.19
June 30, 2004	$24.84	$21.20	$23.83
September 30, 2004	$33.05	$22.67	$32.99
December 31, 2004	$40.47	$31.38	$40.05
March 31, 2005	$52.41	$37.91	$49.90
June 30, 2005	$57.40	$39.67	$53.43
September 30, 2005	$62.55	$51.35	$61.25
December 30, 2005	$71.97	$50.64	$69.56
March 31, 2006	$91.26	$70.05	$89.50
June 30, 2006	$97.90	$72.19	$83.93
September 29, 2006	$86.10	$66.63	$72.37
December 29, 2006	$85.02	$62.26	$79.94
March 30, 2007	$87.90	$73.50	$80.95
June 29, 2007	$107.29	$80.63	$101.56
September 30, 2007	$115.75	$86.06	$113.29
December 31, 2007	$149.30	$103.36	$142.00
March 31, 2008	$142.37	$102.93	$116.40
June 25, 2008*	$147.69	$113.30	$135.03

*	High, low and closing prices are for the period starting April 1, 2008 and ending June 25, 2008.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: DO

Initial price: $135.03

Protection level: 75.00%

Protection price: $101.27

Physical delivery amount: 7 ($1,000/Initial price)

Fractional shares: 0.405762

Coupon: 13.20% per annum

Maturity: December 31, 2008

Dividend yield: 3.15% per annum

Coupon amount per monthly: $11.00

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	6.60%		101.58%
+ 90%	6.60%		91.58%
+ 80%	6.60%		81.58%
+ 70%	6.60%		71.58%
+ 60%	6.60%		61.58%
+ 50%	6.60%		51.58%
+ 40%	6.60%		41.58%
+ 30%	6.60%		31.58%
+ 20%	6.60%		21.58%
+ 10%	6.60%		11.58%
+ 5%	6.60%		6.58%

0%	6.60%		1.58%

	Protection Price Ever Breached?
	NO	YES
- 5%	6.60%	1.60%	-3.42%
- 10%	6.60%	-3.40%	-8.42%
- 20%	6.60%	-13.40%	-18.42%
- 30%	N/A	-23.40%	-28.42%
- 40%	N/A	-33.40%	-38.42%
- 50%	N/A	-43.40%	-48.42%
- 60%	N/A	-53.40%	-58.42%
- 70%	N/A	-63.40%	-68.42%
- 80%	N/A	-73.40%	-78.42%
- 90%	N/A	-83.40%	-88.42%
- 100%	N/A	-93.40%	-98.42%

Freeport-McMoRan Copper & Gold Inc.

According to publicly available information, Freeport-McMoRan Copper & Gold Inc. (the “Company”), through its majority-owned subsidiary, PT Freeport Indonesia, has one of the world’s largest copper and gold mining and production operations in terms of reserves and production. The Company owns approximately 90.64% of PT Freeport Indonesia, and the Government of Indonesia owns the remaining approximate 9.36%. PT Freeport Indonesia mines, processes and explores for ore containing copper, gold and silver. It operates in the remote highlands of the Sudirman Mountain Range in the province of Papua, Indonesia, which is on the western half of the island of New Guinea. PT Freeport Indonesia markets its concentrates containing copper, gold and silver worldwide. The Company has joint ventures covering additional mining areas in Indonesia and has smelting and refining concerns.

On March 19, 2007, the Company acquired Phelps Dodge, a fully integrated producer of copper and molybdenum, with mines in North and South America, processing capabilities for other by-product minerals and several development projects, including Tenke Fungurume in the Democratic Republic of Congo (DRC).

The linked share’s SEC file number is 1-9916.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
June 28, 2002	$20.83	$16.60	$17.85
September 30, 2002	$18.50	$11.80	$13.46
December 31, 2002	$16.96	$9.95	$16.78
March 31, 2003	$19.30	$16.01	$17.05
June 30, 2003	$25.67	$16.72	$24.50
September 30, 2003	$34.57	$23.45	$33.10
December 31, 2003	$46.74	$32.75	$42.13
March 31, 2004	$44.90	$35.10	$39.09
June 30, 2004	$39.85	$27.92	$33.15
September 30, 2004	$42.13	$31.54	$40.50
December 31, 2004	$42.55	$33.98	$38.23
March 31, 2005	$43.90	$35.12	$39.61
June 30, 2005	$40.31	$31.52	$37.44
September 30, 2005	$49.48	$37.12	$48.59
December 30, 2005	$56.35	$43.80	$53.80
March 31, 2006	$64.99	$47.11	$59.77
June 30, 2006	$72.20	$43.10	$55.41
September 29, 2006	$62.29	$47.58	$53.26
December 29, 2006	$63.70	$47.60	$55.73
March 30, 2007	$67.19	$48.98	$66.19
June 29, 2007	$85.50	$65.62	$82.82
September 30, 2007	$110.48	$67.08	$104.89
December 31, 2007	$120.20	$85.71	$102.44
March 31, 2008	$107.37	$69.10	$96.22
June 25, 2008*	$127.23	$93.00	$117.46

*	High, low and closing prices are for the period starting April 1, 2008 and ending June 25, 2008.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: FCX

Initial price: $117.46

Protection level: 70.00%

Protection price: $82.22

Physical delivery amount: 8 ($1,000/Initial price)

Fractional shares: 0.513537

Coupon: 14.30% per annum

Maturity: December 31, 2008

Dividend yield: 1.28% per annum

Coupon amount per monthly: $11.92

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	7.15%		100.64%
+ 90%	7.15%		90.64%
+ 80%	7.15%		80.64%
+ 70%	7.15%		70.64%
+ 60%	7.15%		60.64%
+ 50%	7.15%		50.64%
+ 40%	7.15%		40.64%
+ 30%	7.15%		30.64%
+ 20%	7.15%		20.64%
+ 10%	7.15%		10.64%
+ 5%	7.15%		5.64%

0%	7.15%		0.64%

	Protection Price Ever Breached?
	NO	YES
- 5%	7.15%	2.15%	-4.36%
- 10%	7.15%	-2.85%	-9.36%
- 20%	7.15%	-12.85%	-19.36%
- 30%	7.15%	-22.85%	-29.36%
- 40%	N/A	-32.85%	-39.36%
- 50%	N/A	-42.85%	-49.36%
- 60%	N/A	-52.85%	-59.36%
- 70%	N/A	-62.85%	-69.36%
- 80%	N/A	-72.85%	-79.36%
- 90%	N/A	-82.85%	-89.36%
- 100%	N/A	-92.85%	-99.36%

Goldcorp Inc.

According to publicly available information, Goldcorp Inc. (the “Company”) is engaged in the acquisition, exploration, development and operation of precious metal properties. The Company’s principal product is gold. The principal products and sources of cash flow for the Company are derived from the sale of gold, silver and copper. As a result of the Wheaton Merger, in addition to gold, the Company also produces silver and copper. As a result of the Glamis Acquisition, the Company is expected to be a future producer of lead and zinc from the Peñasquito Project. There is a worldwide gold, silver, copper, lead and zinc market into which the Company can sell and, as a result, the Company will not be dependent on a particular purchaser with regard to the sale of the gold, silver, copper, lead and zinc which it produces. The Company is a corporation governed by the Business Corporations Act (Ontario).

The linked share’s SEC file number is 001-12970.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
June 28, 2002	$12.34	$7.90	$9.95
September 30, 2002	$11.88	$6.40	$11.03
December 31, 2002	$13.59	$9.29	$12.72
March 31, 2003	$13.58	$9.42	$10.61
June 30, 2003	$12.76	$9.85	$12.00
September 30, 2003	$15.10	$10.92	$13.96
December 31, 2003	$18.50	$13.43	$15.95
March 31, 2004	$16.45	$12.89	$14.81
June 30, 2004	$15.05	$10.18	$11.67
September 30, 2004	$13.94	$10.93	$13.86
December 31, 2004	$15.79	$13.02	$15.04
March 31, 2005	$15.51	$12.90	$14.21
June 30, 2005	$16.09	$12.04	$15.78
September 30, 2005	$21.06	$15.01	$20.04
December 30, 2005	$22.78	$17.49	$22.28
March 31, 2006	$30.24	$23.06	$29.25
June 30, 2006	$41.66	$24.07	$30.22
September 29, 2006	$31.59	$21.64	$23.60
December 29, 2006	$31.47	$20.35	$28.44
March 30, 2007	$29.20	$23.01	$24.02
June 29, 2007	$26.93	$22.36	$23.69
September 30, 2007	$30.99	$21.00	$30.56
December 31, 2007	$37.70	$29.25	$33.93
March 31, 2008	$46.30	$31.86	$38.75
June 25, 2008*	$44.35	$33.83	$41.62

*	High, low and closing prices are for the period starting April 1, 2008 and ending June 25, 2008.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: GG

Initial price: $41.62

Protection level: 75.00%

Protection price: $31.22

Physical delivery amount: 24 ($1,000/Initial price)

Fractional shares: 0.026910

Coupon: 12.80% per annum

Maturity: December 31, 2008

Dividend yield: 0.43% per annum

Coupon amount per monthly: $10.67

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	6.40%		100.22%
+ 90%	6.40%		90.22%
+ 80%	6.40%		80.22%
+ 70%	6.40%		70.22%
+ 60%	6.40%		60.22%
+ 50%	6.40%		50.22%
+ 40%	6.40%		40.22%
+ 30%	6.40%		30.22%
+ 20%	6.40%		20.22%
+ 10%	6.40%		10.22%
+ 5%	6.40%		5.22%

0%	6.40%		0.22%

	Protection Price Ever Breached?
	NO	YES
- 5%	6.40%	1.40%	-4.78%
- 10%	6.40%	-3.60%	-9.78%
- 20%	6.40%	-13.60%	-19.78%
- 30%	N/A	-23.60%	-29.78%
- 40%	N/A	-33.60%	-39.78%
- 50%	N/A	-43.60%	-49.78%
- 60%	N/A	-53.60%	-59.78%
- 70%	N/A	-63.60%	-69.78%
- 80%	N/A	-73.60%	-79.78%
- 90%	N/A	-83.60%	-89.78%
- 100%	N/A	-93.60%	-99.78%

General Motors Corporation

According to publicly available information, General Motors Corporation (the “Company”) is incorporated in 1916 under the laws of the State of Delaware. The Company is primarily engaged in the worldwide development, production, and marketing of cars, trucks, and parts. The Company develops, manufactures, and markets its vehicles worldwide through its four automotive regions: GM North America, GM Europe, GM Latin America/Africa/Mid-East, and GM Asia Pacific. The Company’s total worldwide car and truck deliveries were 9.4 million, 9.1 million, and 9.2 million, for 2007, 2006, and 2005, respectively. Substantially all of the Company's cars, trucks, and parts are marketed through retail dealers in North America, and through distributors and dealers outside of North America, the substantial majority of which are independently owned.

The linked share’s SEC file number is 001-00043.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
June 28, 2002	$68.09	$50.77	$53.45
September 30, 2002	$54.08	$38.15	$38.90
December 31, 2002	$41.50	$30.83	$36.86
March 31, 2003	$41.12	$29.75	$33.62
June 30, 2003	$39.35	$32.84	$36.00
September 30, 2003	$43.23	$35.00	$40.93
December 31, 2003	$54.37	$40.04	$53.40
March 31, 2004	$55.55	$44.72	$47.10
June 30, 2004	$50.04	$42.88	$46.59
September 30, 2004	$46.93	$40.53	$42.48
December 31, 2004	$43.29	$36.90	$40.06
March 31, 2005	$40.77	$28.00	$29.39
June 30, 2005	$36.64	$24.68	$34.00
September 30, 2005	$37.69	$30.21	$30.61
December 30, 2005	$31.50	$18.34	$19.42
March 31, 2006	$24.59	$18.47	$21.27
June 30, 2006	$30.42	$19.00	$29.79
September 29, 2006	$33.62	$27.12	$33.26
December 29, 2006	$36.54	$28.49	$30.72
March 30, 2007	$37.24	$28.81	$30.64
June 29, 2007	$38.66	$28.86	$37.80
September 30, 2007	$38.27	$29.10	$36.70
December 31, 2007	$43.02	$24.50	$24.89
March 31, 2008	$29.28	$17.47	$19.05
June 25, 2008*	$24.23	$12.63	$12.81

*	High, low and closing prices are for the period starting April 1, 2008 and ending June 25, 2008.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: GM

Initial price: $12.81

Protection level: 55.00%

Protection price: $7.05

Physical delivery amount: 78 ($1,000/Initial price)

Fractional shares: 0.064012

Coupon: 20.00% per annum

Maturity: December 31, 2008

Dividend yield: 7.81% per annum

Coupon amount per monthly: $16.67

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	10.00%		103.91%
+ 90%	10.00%		93.91%
+ 80%	10.00%		83.91%
+ 70%	10.00%		73.91%
+ 60%	10.00%		63.91%
+ 50%	10.00%		53.91%
+ 40%	10.00%		43.91%
+ 30%	10.00%		33.91%
+ 20%	10.00%		23.91%
+ 10%	10.00%		13.91%
+ 5%	10.00%		8.91%

0%	10.00%		3.91%

	Protection Price Ever Breached?
	NO	YES
- 5%	10.00%	5.00%	-1.09%
- 10%	10.00%	0.00%	-6.09%
- 20%	10.00%	-10.00%	-16.09%
- 30%	10.00%	-20.00%	-26.09%
- 40%	10.00%	-30.00%	-36.09%
- 50%	N/A	-40.00%	-46.09%
- 60%	N/A	-50.00%	-56.09%
- 70%	N/A	-60.00%	-66.09%
- 80%	N/A	-70.00%	-76.09%
- 90%	N/A	-80.00%	-86.09%
- 100%	N/A	-90.00%	-96.09%

The Goodyear Tire & Rubber Company

According to publicly available information, the Goodyear Tire & Rubber Company (the “Company”) is an Ohio corporation organized in 1898. Its principal offices are located at 1144 East Market Street, Akron, Ohio 44316-0001. The Company’s 2007 net sales were approximately $20 billion and it had a net income in 2007 of $602 million, of which $139 million represents income from continuing operations. Together with its U.S. and international subsidiaries and joint ventures, the Company develops, manufactures, markets and distributes tires for most applications. It also manufactures and markets several lines of power transmission belts, hoses and other rubber products for the transportation industry and various industrial and chemical markets, and rubber-related chemicals for various applications. The Company is one of the world’s largest operators of commercial truck service and tire retreading centers. In addition, the Company operates more than 1,800 tire and auto service center outlets where it offers its products for retail sale and provides automotive repair and other services. The Company manufactures its products in 64 manufacturing facilities in 25 countries, including the United States, and it has marketing operations in almost every country around the world. The Company employs approximately 72,000 associates worldwide.

The linked share’s SEC file number is 001-01927.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
June 28, 2002	$23.96	$18.25	$18.71
September 30, 2002	$18.85	$8.03	$8.89
December 31, 2002	$9.90	$6.51	$6.81
March 31, 2003	$7.33	$3.45	$5.17
June 30, 2003	$7.35	$4.55	$5.25
September 30, 2003	$8.18	$4.84	$6.57
December 31, 2003	$7.94	$6.05	$7.86
March 31, 2004	$11.90	$7.06	$8.54
June 30, 2004	$10.40	$7.66	$9.09
September 30, 2004	$12.00	$9.09	$10.74
December 31, 2004	$15.01	$9.21	$14.66
March 31, 2005	$16.08	$13.11	$13.35
June 30, 2005	$15.45	$11.24	$14.90
September 30, 2005	$18.57	$14.65	$15.59
December 30, 2005	$18.18	$12.81	$17.38
March 31, 2006	$19.30	$12.78	$14.48
June 30, 2006	$15.42	$10.35	$11.10
September 29, 2006	$15.05	$9.76	$14.50
December 29, 2006	$21.35	$13.64	$20.99
March 30, 2007	$32.16	$21.40	$31.19
June 29, 2007	$36.59	$30.96	$34.76
September 30, 2007	$36.90	$23.83	$30.41
December 31, 2007	$31.36	$25.34	$28.22
March 31, 2008	$29.87	$22.36	$25.80
June 25, 2008*	$30.10	$19.06	$20.51

*	High, low and closing prices are for the period starting April 1, 2008 and ending June 25, 2008.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: GT

Initial price: $20.51

Protection level: 70.00%

Protection price: $14.36

Physical delivery amount: 48 ($1,000/Initial price)

Fractional shares: 0.756704

Coupon: 12.30% per annum

Maturity: December 31, 2008

Dividend yield: 0.00% per annum

Coupon amount per monthly: $10.25

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	6.15%		100.00%
+ 90%	6.15%		90.00%
+ 80%	6.15%		80.00%
+ 70%	6.15%		70.00%
+ 60%	6.15%		60.00%
+ 50%	6.15%		50.00%
+ 40%	6.15%		40.00%
+ 30%	6.15%		30.00%
+ 20%	6.15%		20.00%
+ 10%	6.15%		10.00%
+ 5%	6.15%		5.00%

0%	6.15%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	6.15%	1.15%	-5.00%
- 10%	6.15%	-3.85%	-10.00%
- 20%	6.15%	-13.85%	-20.00%
- 30%	6.15%	-23.85%	-30.00%
- 40%	N/A	-33.85%	-40.00%
- 50%	N/A	-43.85%	-50.00%
- 60%	N/A	-53.85%	-60.00%
- 70%	N/A	-63.85%	-70.00%
- 80%	N/A	-73.85%	-80.00%
- 90%	N/A	-83.85%	-90.00%
- 100%	N/A	-93.85%	-100.00%

Halliburton Company

According to publicly available information, Halliburton Company (the “Company”) offers a broad suite of services and products to customers through its two business segments for the exploration, development, and production of oil and gas. The Company serves major, national, and independent oil and gas companies throughout the world. The Company’s Completion and Production segment delivers cementing, stimulation, intervention, and completion services. This segment consists of production enhancement services, completion tools and services, and cementing services.. The Company’s Drilling and Evaluation segment provides field and reservoir modeling, drilling, evaluation, and precise well-bore placement solutions that enable customers to model, measure, and optimize their well construction activities. This segment consists of Baroid Fluid Services, Sperry Drilling Services, Security DBS Drill Bits, wireline and perforating services, Landmark, and project management. The Company’s predecessor was established in 1919 and incorporated under the laws of the State of Delaware in 1924.

The linked share’s SEC file number is 001-03492.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
June 28, 2002	$9.80	$7.30	$7.97
September 30, 2002	$7.92	$4.49	$6.46
December 31, 2002	$10.73	$6.23	$9.36
March 31, 2003	$11.05	$8.60	$10.37
June 30, 2003	$12.66	$9.99	$11.50
September 30, 2003	$12.73	$10.25	$12.13
December 31, 2003	$13.60	$11.40	$13.00
March 31, 2004	$16.32	$12.90	$15.20
June 30, 2004	$16.18	$13.70	$15.13
September 30, 2004	$16.99	$13.23	$16.85
December 31, 2004	$20.85	$16.55	$19.62
March 31, 2005	$22.65	$18.59	$21.63
June 30, 2005	$24.70	$19.83	$23.91
September 30, 2005	$34.88	$22.89	$34.26
December 30, 2005	$34.68	$27.37	$30.98
March 31, 2006	$41.19	$31.35	$36.51
June 30, 2006	$41.98	$33.94	$37.11
September 29, 2006	$37.93	$27.36	$28.45
December 29, 2006	$34.30	$26.33	$31.05
March 30, 2007	$32.72	$28.12	$31.74
June 29, 2007	$37.18	$30.99	$34.50
September 30, 2007	$39.17	$30.81	$38.40
December 31, 2007	$41.93	$34.43	$37.91
March 31, 2008	$39.98	$30.01	$39.33
June 25, 2008*	$53.41	$38.56	$50.84

*	High, low and closing prices are for the period starting April 1, 2008 and ending June 25, 2008.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: HAL

Initial price: $50.84

Protection level: 80.00%

Protection price: $40.67

Physical delivery amount: 19 ($1,000/Initial price)

Fractional shares: 0.669552

Coupon: 9.10% per annum

Maturity: December 31, 2008

Dividend yield: 0.71% per annum

Coupon amount per monthly: $7.58

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	4.55%		100.36%
+ 90%	4.55%		90.36%
+ 80%	4.55%		80.36%
+ 70%	4.55%		70.36%
+ 60%	4.55%		60.36%
+ 50%	4.55%		50.36%
+ 40%	4.55%		40.36%
+ 30%	4.55%		30.36%
+ 20%	4.55%		20.36%
+ 10%	4.55%		10.36%
+ 5%	4.55%		5.36%

0%	4.55%		0.36%

	Protection Price Ever Breached?
	NO	YES
- 5%	4.55%	-0.45%	-4.64%
- 10%	4.55%	-5.45%	-9.64%
- 20%	4.55%	-15.45%	-19.64%
- 30%	N/A	-25.45%	-29.64%
- 40%	N/A	-35.45%	-39.64%
- 50%	N/A	-45.45%	-49.64%
- 60%	N/A	-55.45%	-59.64%
- 70%	N/A	-65.45%	-69.64%
- 80%	N/A	-75.45%	-79.64%
- 90%	N/A	-85.45%	-89.64%
- 100%	N/A	-95.45%	-99.64%

The Home Depot, Inc.

According to publicly available information, The Home Depot, Inc. (the “Company”) is a home improvement retailer and the second largest retailer in the United States, based on Net Sales for the fiscal year ended February 3, 2008. As of the end of fiscal 2007, the company was operating 2,234 stores, most of which are The Home Depot stores. The Home Depot stores sell a wide assortment of building materials, home improvement and lawn and garden products and provide a number of services. The Home Depot stores average approximately 105,000 square feet of enclosed space, with approximately 23,000 additional square feet of outside garden area. As of the end of fiscal 2007, the Company had 2,193 The Home Depot stores located throughout the United States (including the territories of Puerto Rico, the Virgin Islands and Guam), Canada, China and Mexico. At the end of fiscal 2007, the Company operated 34 EXPO Design Center stores, two THD Design Center stores and five Yardbird stores.

On August 30, 2007, the Company closed the sale of HD Supply, for which the Company received $8.3 billion and recognized a loss of $4 million, net of tax, for the sale of the business.

The Company is a Delaware corporation that was incorporated in 1978. The Company’s corporate office is located at 2455 Paces Ferry Road, N.W., Atlanta, Georgia 30339. The telephone number is (77) 433-8211.

The linked share’s SEC file number is 001-08207.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
June 28, 2002	$50.46	$34.90	$36.73
September 30, 2002	$38.50	$24.75	$26.10
December 31, 2002	$31.30	$23.01	$23.96
March 31, 2003	$25.80	$20.10	$24.36
June 30, 2003	$34.70	$23.99	$33.12
September 30, 2003	$34.70	$30.15	$31.85
December 31, 2003	$37.89	$32.09	$35.49
March 31, 2004	$37.64	$34.71	$37.36
June 30, 2004	$37.38	$32.34	$35.20
September 30, 2004	$39.72	$32.40	$39.20
December 31, 2004	$44.30	$38.31	$42.74
March 31, 2005	$43.26	$37.44	$38.24
June 30, 2005	$40.80	$34.56	$38.90
September 30, 2005	$43.97	$37.20	$38.14
December 30, 2005	$43.25	$37.52	$40.48
March 31, 2006	$43.94	$38.50	$42.30
June 30, 2006	$42.91	$35.63	$35.79
September 29, 2006	$37.63	$32.85	$36.27
December 29, 2006	$40.37	$35.55	$40.16
March 30, 2007	$42.01	$36.35	$36.74
June 29, 2007	$41.19	$36.60	$39.35
September 30, 2007	$41.01	$31.85	$32.44
December 31, 2007	$34.55	$25.57	$26.94
March 31, 2008	$31.08	$23.77	$27.97
June 25, 2008*	$30.50	$24.83	$25.47

*	High, low and closing prices are for the period starting April 1, 2008 and ending June 25, 2008.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: HD

Initial price: $25.47

Protection level: 80.00%

Protection price: $20.38

Physical delivery amount: 39 ($1,000/Initial price)

Fractional shares: 0.261877

Coupon: 9.10% per annum

Maturity: December 31, 2008

Dividend yield: 3.53% per annum

Coupon amount per monthly: $7.58

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	4.55%		101.77%
+ 90%	4.55%		91.77%
+ 80%	4.55%		81.77%
+ 70%	4.55%		71.77%
+ 60%	4.55%		61.77%
+ 50%	4.55%		51.77%
+ 40%	4.55%		41.77%
+ 30%	4.55%		31.77%
+ 20%	4.55%		21.77%
+ 10%	4.55%		11.77%
+ 5%	4.55%		6.77%

0%	4.55%		1.77%

	Protection Price Ever Breached?
	NO	YES
- 5%	4.55%	-0.45%	-3.23%
- 10%	4.55%	-5.45%	-8.23%
- 20%	4.55%	-15.45%	-18.23%
- 30%	N/A	-25.45%	-28.23%
- 40%	N/A	-35.45%	-38.23%
- 50%	N/A	-45.45%	-48.23%
- 60%	N/A	-55.45%	-58.23%
- 70%	N/A	-65.45%	-68.23%
- 80%	N/A	-75.45%	-78.23%
- 90%	N/A	-85.45%	-88.23%
- 100%	N/A	-95.45%	-98.23%

JPMorgan Chase & Co.

According to publicly available information, JPMorgan Chase & Co. (the “Company”) is a financial holding company incorporated under Delaware law in 1968. The Company is one of the largest banking institutions in the United States, with $1.6 trillion in assets, $123 billion in stockholders’ equity and operations worldwide.

The Company’s principal bank subsidiaries are JPMorgan Chase Bank, National Association, a national banking association with branches in 17 states, and Chase Bank USA, National Association, a national banking association that is the Company’s credit card-issuing bank. The Company’s principal non-bank subsidiary is J.P. Morgan Securities Inc., its U.S. investment banking firm. The bank and non-bank subsidiaries of the Company operate nationally as well as through overseas branches and subsidiaries, representative offices and subsidiary foreign banks.

The Company’s website is www.jpmorganchase.com.

The linked share’s SEC file number is: 1-5805.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
June 28, 2002	$38.71	$30.15	$33.92
September 30, 2002	$33.68	$17.90	$18.99
December 31, 2002	$26.14	$15.30	$24.00
March 31, 2003	$28.29	$20.13	$23.71
June 30, 2003	$36.25	$23.75	$34.18
September 30, 2003	$37.90	$32.40	$34.33
December 31, 2003	$36.99	$34.48	$36.73
March 31, 2004	$43.84	$36.31	$41.95
June 30, 2004	$42.56	$34.62	$38.77
September 30, 2004	$40.25	$35.50	$39.73
December 31, 2004	$40.45	$36.35	$39.01
March 31, 2005	$39.65	$34.35	$34.60
June 30, 2005	$36.49	$33.36	$35.32
September 30, 2005	$35.95	$33.32	$33.93
December 30, 2005	$40.56	$32.98	$39.69
March 31, 2006	$42.42	$37.88	$41.64
June 30, 2006	$46.80	$39.34	$42.00
September 29, 2006	$47.49	$40.40	$46.96
December 29, 2006	$49.00	$45.51	$48.30
March 30, 2007	$51.95	$45.91	$48.38
June 29, 2007	$53.25	$47.70	$48.45
September 30, 2007	$50.48	$42.18	$45.82
December 31, 2007	$48.02	$40.15	$43.65
March 31, 2008	$49.28	$36.02	$42.95
June 25, 2008*	$49.75	$36.25	$37.91

*	High, low and closing prices are for the period starting April 1, 2008 and ending June 25, 2008.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: JPM

Initial price: $37.91

Protection level: 75.00%

Protection price: $28.43

Physical delivery amount: 26 ($1,000/Initial price)

Fractional shares: 0.378264

Coupon: 11.25% per annum

Maturity: December 31, 2008

Dividend yield: 4.01% per annum

Coupon amount per monthly: $9.38

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	5.625%		102.01%
+ 90%	5.625%		92.01%
+ 80%	5.625%		82.01%
+ 70%	5.625%		72.01%
+ 60%	5.625%		62.01%
+ 50%	5.625%		52.01%
+ 40%	5.625%		42.01%
+ 30%	5.625%		32.01%
+ 20%	5.625%		22.01%
+ 10%	5.625%		12.01%
+ 5%	5.625%		7.01%

0%	5.625%		2.01%

	Protection Price Ever Breached?
	NO	YES
- 5%	5.625%	0.625%	-2.99%
- 10%	5.625%	-4.375%	-7.99%
- 20%	5.625%	-14.375%	-17.99%
- 30%	N/A	-24.375%	-27.99%
- 40%	N/A	-34.375%	-37.99%
- 50%	N/A	-44.375%	-47.99%
- 60%	N/A	-54.375%	-57.99%
- 70%	N/A	-64.375%	-67.99%
- 80%	N/A	-74.375%	-77.99%
- 90%	N/A	-84.375%	-87.99%
- 100%	N/A	-94.375%	-97.99%

Kohl’s Corporation

According to publicly available information, Kohl’s Corporation (the “Company”) operates family-oriented, department stores. The Company’s stores sell moderately priced apparel, footwear, accessories and home products targeted to customers shopping for their families and homes.

Central to the Company’s pricing strategy and overall profitability is a culture focused on maintaining a low cost structure. As of February 2, 2008, the Company operated 929 stores in 47 states. In addition, the Company offers on-line shopping on its website.

The linked share’s SEC file number is 1-11084.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
June 28, 2002	$78.74	$66.26	$70.08
September 30, 2002	$73.75	$56.25	$60.81
December 31, 2002	$71.70	$44.00	$55.95
March 31, 2003	$59.50	$46.18	$56.58
June 30, 2003	$60.55	$48.04	$51.38
September 30, 2003	$65.44	$50.40	$53.50
December 31, 2003	$56.63	$42.50	$44.94
March 31, 2004	$54.10	$40.83	$48.33
June 30, 2004	$49.50	$39.59	$42.28
September 30, 2004	$52.00	$41.02	$48.19
December 31, 2004	$53.24	$45.46	$49.17
March 31, 2005	$53.86	$45.26	$51.63
June 30, 2005	$58.50	$46.18	$55.91
September 30, 2005	$58.90	$47.87	$50.18
December 30, 2005	$50.96	$43.63	$48.60
March 31, 2006	$53.54	$42.78	$53.01
June 30, 2006	$59.70	$51.52	$59.12
September 29, 2006	$68.44	$53.09	$64.92
December 29, 2006	$75.52	$64.65	$68.43
March 30, 2007	$77.00	$65.56	$76.61
June 29, 2007	$79.55	$68.10	$71.03
September 30, 2007	$71.62	$52.75	$57.33
December 31, 2007	$63.96	$44.16	$45.80
March 31, 2008	$48.39	$37.89	$42.89
June 25, 2008*	$50.93	$39.87	$42.05

*	High, low and closing prices are for the period starting April 1, 2008 and ending June 25, 2008.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: KSS

Initial price: $42.05

Protection level: 80.00%

Protection price: $33.64

Physical delivery amount: 23 ($1,000/Initial price)

Fractional shares: 0.781213

Coupon: 14.00% per annum

Maturity: December 31, 2008

Dividend yield: 0.00% per annum

Coupon amount per monthly: $11.67

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	7.00%		100.00%
+ 90%	7.00%		90.00%
+ 80%	7.00%		80.00%
+ 70%	7.00%		70.00%
+ 60%	7.00%		60.00%
+ 50%	7.00%		50.00%
+ 40%	7.00%		40.00%
+ 30%	7.00%		30.00%
+ 20%	7.00%		20.00%
+ 10%	7.00%		10.00%
+ 5%	7.00%		5.00%

0%	7.00%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	7.00%	2.00%	-5.00%
- 10%	7.00%	-3.00%	-10.00%
- 20%	7.00%	-13.00%	-20.00%
- 30%	N/A	-23.00%	-30.00%
- 40%	N/A	-33.00%	-40.00%
- 50%	N/A	-43.00%	-50.00%
- 60%	N/A	-53.00%	-60.00%
- 70%	N/A	-63.00%	-70.00%
- 80%	N/A	-73.00%	-80.00%
- 90%	N/A	-83.00%	-90.00%
- 100%	N/A	-93.00%	-100.00%

McDermott International, Inc.

According to publicly available information, McDermott International, Inc. (the “Company”) was incorporated under the laws of the Republic of Panama in 1959, is an engineering and construction company with specialty manufacturing and service capabilities and is the parent company of the McDermott group of companies, including J. Ray McDermott, S.A. and The Babcock & Wilcox Company. The Company is a worldwide energy services company operating in three business segments: Offshore Oil and Gas Construction, Government Operations and Power Generation Systems.

Offshore Oil and Gas Construction, previously referred to as Marine Construction Services, includes the results of operations of JRMSA and its subsidiaries and JRMH and its subsidiaries, which supply services primarily to offshore oil and gas field developments worldwide.

Government Operations includes the business and operation of BWX Technologies, Inc., Babcock & Wilcox Nuclear Operations Group, Inc., Babcock & Wilcox Technical Services Group, Inc. and their respective subsidiaries. This segment supplies nuclear components and provides various services to the U.S. Government, including uranium processing, environmental site restoration services and management and operating services for various U.S. Government-owned facilities, primarily within the nuclear weapons complex of the U.S. Department of Energy.

Power Generation Systems includes the business and operation of Babcock & Wilcox Power Generation Group, Inc., Babcock & Wilcox Nuclear Power Generation Group, Inc. and their respective subsidiaries. This segment supplies fossil-fired steam generating systems, replacement commercial nuclear steam generators, environmental equipment and components, and related services to customers around the world.

The linked share’s SEC file number is 001-08430.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
June 28, 2002	$5.76	$1.87	$2.70
September 30, 2002	$2.70	$0.99	$2.04
December 31, 2002	$2.21	$0.78	$1.46
March 31, 2003	$1.59	$0.88	$0.97
June 30, 2003	$2.26	$0.72	$2.11
September 30, 2003	$2.58	$1.25	$1.90
December 31, 2003	$4.07	$1.91	$3.98
March 31, 2004	$4.19	$2.53	$2.80
June 30, 2004	$3.60	$2.24	$3.39
September 30, 2004	$4.15	$3.27	$3.93
December 31, 2004	$6.16	$3.96	$6.12
March 31, 2005	$6.80	$5.67	$6.31
June 30, 2005	$7.79	$6.05	$7.00
September 30, 2005	$12.74	$6.80	$12.20
December 30, 2005	$14.95	$10.58	$14.87
March 31, 2006	$18.77	$14.87	$18.15
June 30, 2006	$24.63	$17.99	$22.74
September 29, 2006	$25.68	$19.22	$20.90
December 29, 2006	$26.68	$18.85	$25.43
March 30, 2007	$26.35	$22.16	$24.49
June 29, 2007	$42.41	$23.96	$41.56
September 30, 2007	$55.30	$34.34	$54.08
December 31, 2007	$62.37	$45.69	$59.03
March 31, 2008	$63.01	$37.17	$54.82
June 25, 2008*	$67.14	$51.22	$62.94

*	High, low and closing prices are for the period starting April 1, 2008 and ending June 25, 2008.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: MDR

Initial price: $62.94

Protection level: 70.00%

Protection price: $44.06

Physical delivery amount: 15 ($1,000/Initial price)

Fractional shares: 0.888147

Coupon: 12.80% per annum

Maturity: December 31, 2008

Dividend yield: 0.00% per annum

Coupon amount per monthly: $10.67

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	6.40%		100.00%
+ 90%	6.40%		90.00%
+ 80%	6.40%		80.00%
+ 70%	6.40%		70.00%
+ 60%	6.40%		60.00%
+ 50%	6.40%		50.00%
+ 40%	6.40%		40.00%
+ 30%	6.40%		30.00%
+ 20%	6.40%		20.00%
+ 10%	6.40%		10.00%
+ 5%	6.40%		5.00%

0%	6.40%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	6.40%	1.40%	-5.00%
- 10%	6.40%	-3.60%	-10.00%
- 20%	6.40%	-13.60%	-20.00%
- 30%	6.40%	-23.60%	-30.00%
- 40%	N/A	-33.60%	-40.00%
- 50%	N/A	-43.60%	-50.00%
- 60%	N/A	-53.60%	-60.00%
- 70%	N/A	-63.60%	-70.00%
- 80%	N/A	-73.60%	-80.00%
- 90%	N/A	-83.60%	-90.00%
- 100%	N/A	-93.60%	-100.00%

Marathon Oil Corporation

According to publicly available information, Marathon Oil Corporation (“the Company”) consists of three operating segments: 1) Exploration and Production– explores for, produces and markets crude oil and natural gas on a worldwide basis; 2) Refining, Marketing and Transportation– refines, markets and transports crude oil and petroleum products, primarily in the Midwest, the upper Great Plains and southeastern United States; and 3) Integrated Gas – markets and transports products manufactured from natural gas, such as liquefied natural gas and methanol, on a worldwide basis, and is developing other projects to link stranded natural gas resources with key demand areas. The Company conducts exploration, development and production activities in ten countries, with a focus on international growth while continuing to maintain its position in the United States.

The linked share’s SEC file number is 033-07065.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
June 28, 2002	$14.95	$12.83	$13.56
September 30, 2002	$13.60	$10.51	$11.34
December 31, 2002	$11.74	$9.41	$10.65
March 31, 2003	$12.15	$9.93	$11.99
June 30, 2003	$13.60	$11.24	$13.18
September 30, 2003	$14.74	$12.46	$14.25
December 31, 2003	$16.81	$14.30	$16.55
March 31, 2004	$18.16	$15.24	$16.84
June 30, 2004	$18.94	$16.00	$18.92
September 30, 2004	$20.80	$16.78	$20.64
December 31, 2004	$21.30	$18.02	$18.81
March 31, 2005	$24.65	$17.76	$23.46
June 30, 2005	$27.95	$21.75	$26.69
September 30, 2005	$36.33	$26.90	$34.47
December 30, 2005	$34.99	$27.71	$30.49
March 31, 2006	$39.68	$31.01	$38.09
June 30, 2006	$43.28	$34.70	$41.65
September 29, 2006	$46.64	$34.42	$38.45
December 29, 2006	$49.37	$35.34	$46.25
March 30, 2007	$51.74	$41.50	$49.42
June 29, 2007	$67.04	$49.45	$59.96
September 30, 2007	$65.21	$46.97	$57.02
December 31, 2007	$63.07	$51.99	$60.86
March 31, 2008	$63.22	$43.30	$45.60
June 25, 2008*	$55.75	$44.59	$52.51

*	High, low and closing prices are for the period starting April 1, 2008 and ending June 25, 2008.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: MRO

Initial price: $52.51

Protection level: 75.00%

Protection price: $39.38

Physical delivery amount: 19 ($1,000/Initial price)

Fractional shares: 0.043992

Coupon: 11.25% per annum

Maturity: December 31, 2008

Dividend yield: 1.83% per annum

Coupon amount per monthly: $9.38

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	5.625%		100.92%
+ 90%	5.625%		90.92%
+ 80%	5.625%		80.92%
+ 70%	5.625%		70.92%
+ 60%	5.625%		60.92%
+ 50%	5.625%		50.92%
+ 40%	5.625%		40.92%
+ 30%	5.625%		30.92%
+ 20%	5.625%		20.92%
+ 10%	5.625%		10.92%
+ 5%	5.625%		5.92%

0%	5.625%		0.92%

	Protection Price Ever Breached?
	NO	YES
- 5%	5.625%	0.625%	-4.08%
- 10%	5.625%	-4.375%	-9.08%
- 20%	5.625%	-14.375%	-19.08%
- 30%	N/A	-24.375%	-29.08%
- 40%	N/A	-34.375%	-39.08%
- 50%	N/A	-44.375%	-49.08%
- 60%	N/A	-54.375%	-59.08%
- 70%	N/A	-64.375%	-69.08%
- 80%	N/A	-74.375%	-79.08%
- 90%	N/A	-84.375%	-89.08%
- 100%	N/A	-94.375%	-99.08%

Noble Corporation

According to publicly available information, Noble Corporation (the “Company”) is a provider of diversified services for the oil and gas industry. The Company performs contract drilling services with a fleet of 62 mobile offshore drilling units located in key markets worldwide. This fleet consists of 13 semisubmersibles, three dynamically positioned drillships, 44 jackups and three submersibles. The fleet count includes three new F&G JU-2000E premium jackups and the three semisubmersibles under construction and the Noble Bingo 9000 Rig 4. Approximately 86 percent of the fleet is currently deployed in international markets, principally including the Middle East, India, Mexico, the North Sea, Brazil, and West Africa.

The Company is a Cayman Islands exempted company limited by shares and became the successor to Noble Drilling Corporation, a Delaware corporation that was organized in 1939, as part of the internal corporate restructuring of Noble Drilling and its subsidiaries effective April 30, 2002.

The linked share’s SEC file number is 001-31306.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
June 28, 2002	$22.98	$18.75	$19.30
September 30, 2002	$19.50	$13.50	$15.50
December 31, 2002	$18.94	$14.65	$17.58
March 31, 2003	$19.20	$15.59	$15.71
June 30, 2003	$18.90	$15.23	$17.15
September 30, 2003	$18.31	$15.98	$17.00
December 31, 2003	$18.73	$16.38	$17.89
March 31, 2004	$21.45	$17.50	$19.21
June 30, 2004	$19.85	$16.77	$18.95
September 30, 2004	$23.24	$17.66	$22.48
December 31, 2004	$25.27	$21.39	$24.87
March 31, 2005	$29.55	$23.52	$28.11
June 30, 2005	$32.30	$24.41	$30.76
September 30, 2005	$36.36	$29.93	$34.23
December 30, 2005	$37.82	$28.57	$35.27
March 31, 2006	$42.48	$34.53	$40.55
June 30, 2006	$43.08	$31.24	$37.21
September 29, 2006	$38.63	$30.46	$32.09
December 29, 2006	$41.16	$29.26	$38.08
March 30, 2007	$40.78	$33.81	$39.34
June 29, 2007	$49.41	$39.20	$48.76
September 30, 2007	$54.29	$43.48	$49.05
December 31, 2007	$57.63	$46.21	$56.51
March 31, 2008	$58.09	$40.41	$49.67
June 25, 2008*	$68.77	$48.50	$64.91

*	High, low and closing prices are for the period starting April 1, 2008 and ending June 25, 2008.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: NE

Initial price: $64.91

Protection level: 75.00%

Protection price: $48.68

Physical delivery amount: 15 ($1,000/Initial price)

Fractional shares: 0.405947

Coupon: 12.00% per annum

Maturity: December 31, 2008

Dividend yield: 1.40% per annum

Coupon amount per monthly: $10.00

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	6.00%		100.70%
+ 90%	6.00%		90.70%
+ 80%	6.00%		80.70%
+ 70%	6.00%		70.70%
+ 60%	6.00%		60.70%
+ 50%	6.00%		50.70%
+ 40%	6.00%		40.70%
+ 30%	6.00%		30.70%
+ 20%	6.00%		20.70%
+ 10%	6.00%		10.70%
+ 5%	6.00%		5.70%

0%	6.00%		0.70%

	Protection Price Ever Breached?
	NO	YES
- 5%	6.00%	1.00%	-4.30%
- 10%	6.00%	-4.00%	-9.30%
- 20%	6.00%	-14.00%	-19.30%
- 30%	N/A	-24.00%	-29.30%
- 40%	N/A	-34.00%	-39.30%
- 50%	N/A	-44.00%	-49.30%
- 60%	N/A	-54.00%	-59.30%
- 70%	N/A	-64.00%	-69.30%
- 80%	N/A	-74.00%	-79.30%
- 90%	N/A	-84.00%	-89.30%
- 100%	N/A	-94.00%	-99.30%

National Oilwell Varco, Inc.

According to publicly available information, National Oilwell Varco, Inc. (the “Company”) is a leading worldwide provider of equipment and components used in oil and gas drilling and production operations, oilfield services, and supply chain integration services to the upstream oil and gas industry. The Company conducts operations in over 700 locations across six continents.

On March 11, 2005, the Company acquired all of the outstanding shares of Varco International, Inc. with the issuance of 0.8363 shares of National-Oilwell, Inc. common stock for each Varco common share. The Company then changed its name from National-Oilwell, Inc. to National Oilwell Varco, Inc. The fiscal year ending December 31, 2006 represents the first full year of operations of the combined entities.

On December 16, 2007, the Company agreed to acquire 100% of the outstanding shares of Grant Prideco, Inc. for a combination of $23.20 cash per share and 0.4498 shares of the Company’s. common stock. Consummation of the merger requires approval by the stockholders of Grant Prideco and also approval from various regulatory agencies. The Company anticipates completion of the merger during the second quarter of 2008.

The Company’s principal executive offices are located at 10000 Richmond Avenue, Houston, Texas 77042, its telephone number is (713) 346-7500, and its Internet web site address is http://www.nov.com.

The linked share’s SEC file number is: 1-12317.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
June 28, 2002	$14.41	$10.46	$10.53
September 30, 2002	$10.65	$7.60	$9.69
December 31, 2002	$11.66	$8.85	$10.92
March 31, 2003	$11.93	$9.58	$11.20
June 30, 2003	$12.43	$10.24	$11.00
September 30, 2003	$10.96	$8.86	$9.07
December 31, 2003	$11.72	$8.75	$11.18
March 31, 2004	$15.54	$10.83	$14.14
June 30, 2004	$15.87	$12.71	$15.75
September 30, 2004	$17.24	$13.97	$16.43
December 31, 2004	$18.69	$15.78	$17.65
March 31, 2005	$25.25	$16.54	$23.35
June 30, 2005	$24.60	$19.64	$23.77
September 30, 2005	$34.01	$23.12	$32.90
December 30, 2005	$33.70	$26.71	$31.35
March 31, 2006	$38.80	$27.89	$32.06
June 30, 2006	$36.50	$28.17	$31.66
September 29, 2006	$34.32	$27.44	$29.28
December 29, 2006	$34.30	$25.81	$30.59
March 30, 2007	$39.64	$26.88	$38.90
June 29, 2007	$54.79	$38.28	$52.12
September 30, 2007	$74.94	$48.91	$72.25
December 31, 2007	$82.00	$61.06	$73.46
March 31, 2008	$77.83	$49.46	$58.38
June 25, 2008*	$92.00	$56.80	$89.96

*	High, low and closing prices are for the period starting April 1, 2008 and ending June 25, 2008.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: NOV

Initial price: $89.96

Protection level: 70.00%

Protection price: $62.97

Physical delivery amount: 11 ($1,000/Initial price)

Fractional shares: 0.116052

Coupon: 13.25% per annum

Maturity: December 31, 2008

Dividend yield: 0.00% per annum

Coupon amount per monthly: $11.04

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	6.625%		100.00%
+ 90%	6.625%		90.00%
+ 80%	6.625%		80.00%
+ 70%	6.625%		70.00%
+ 60%	6.625%		60.00%
+ 50%	6.625%		50.00%
+ 40%	6.625%		40.00%
+ 30%	6.625%		30.00%
+ 20%	6.625%		20.00%
+ 10%	6.625%		10.00%
+ 5%	6.625%		5.00%

0%	6.625%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	6.625%	1.625%	-5.00%
- 10%	6.625%	-3.375%	-10.00%
- 20%	6.625%	-13.375%	-20.00%
- 30%	6.625%	-23.375%	-30.00%
- 40%	N/A	-33.375%	-40.00%
- 50%	N/A	-43.375%	-50.00%
- 60%	N/A	-53.375%	-60.00%
- 70%	N/A	-63.375%	-70.00%
- 80%	N/A	-73.375%	-80.00%
- 90%	N/A	-83.375%	-90.00%
- 100%	N/A	-93.375%	-100.00%

Norfolk Southern Corporation

According to publicly available information, Norfolk Southern Corporation (the “Company”) is a Norfolk, Virginia based company that controls a major freight railroad, Norfolk Southern Railway Company. The Company is primarily engaged in the rail transportation of raw materials, intermediate products and finished goods primarily in the Southeast, East and Midwest and, via interchange with rail carriers, to and from the rest of the United States and parts of Canada. The Company also transports overseas freight through several Atlantic and Gulf Coast ports. As of Dec. 31, 2007, all the common stock of Norfolk Southern Railway was owned directly by the Company.

The linked share’s SEC file number is 001-08339.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
June 28, 2002	$24.45	$19.85	$23.38
September 30, 2002	$23.90	$17.20	$20.19
December 31, 2002	$22.54	$18.70	$19.99
March 31, 2003	$20.89	$17.35	$18.56
June 30, 2003	$22.39	$18.31	$19.20
September 30, 2003	$20.20	$18.00	$18.50
December 31, 2003	$24.62	$18.32	$23.65
March 31, 2004	$24.06	$20.38	$22.09
June 30, 2004	$26.60	$21.54	$26.52
September 30, 2004	$29.79	$24.77	$29.74
December 31, 2004	$36.69	$29.88	$36.19
March 31, 2005	$38.99	$33.21	$37.05
June 30, 2005	$37.78	$29.60	$30.96
September 30, 2005	$40.93	$30.70	$40.56
December 30, 2005	$45.81	$38.01	$44.83
March 31, 2006	$54.93	$41.22	$54.07
June 30, 2006	$57.71	$46.17	$53.22
September 29, 2006	$53.99	$39.10	$44.05
December 29, 2006	$55.06	$42.80	$50.29
March 30, 2007	$53.84	$45.38	$50.60
June 29, 2007	$59.19	$49.80	$52.57
September 30, 2007	$58.95	$46.42	$51.91
December 31, 2007	$54.57	$48.03	$50.44
March 31, 2008	$56.96	$42.65	$54.32
June 25, 2008*	$67.74	$54.25	$62.88

*	High, low and closing prices are for the period starting April 1, 2008 and ending June 25, 2008.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: NSC

Initial price: $62.88

Protection level: 80.00%

Protection price: $50.30

Physical delivery amount: 15 ($1,000/Initial price)

Fractional shares: 0.903308

Coupon: 10.80% per annum

Maturity: December 31, 2008

Dividend yield: 1.75% per annum

Coupon amount per monthly: $9.00

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	5.40%		100.88%
+ 90%	5.40%		90.88%
+ 80%	5.40%		80.88%
+ 70%	5.40%		70.88%
+ 60%	5.40%		60.88%
+ 50%	5.40%		50.88%
+ 40%	5.40%		40.88%
+ 30%	5.40%		30.88%
+ 20%	5.40%		20.88%
+ 10%	5.40%		10.88%
+ 5%	5.40%		5.88%

0%	5.40%		0.88%

	Protection Price Ever Breached?
	NO	YES
- 5%	5.40%	0.40%	-4.12%
- 10%	5.40%	-4.60%	-9.12%
- 20%	5.40%	-14.60%	-19.12%
- 30%	N/A	-24.60%	-29.12%
- 40%	N/A	-34.60%	-39.12%
- 50%	N/A	-44.60%	-49.12%
- 60%	N/A	-54.60%	-59.12%
- 70%	N/A	-64.60%	-69.12%
- 80%	N/A	-74.60%	-79.12%
- 90%	N/A	-84.60%	-89.12%
- 100%	N/A	-94.60%	-99.12%

Southern Copper Corporation

According to publicly available information, Southern Copper Corporation (the “Company”) is an integrated producer of copper, molybdenum, zinc and silver. All of its mining, smelting and refining facilities are located in Peru and in Mexico and the Company conducts exploration activities in those countries and Chile. The Company was incorporated in Delaware in 1952 and have conducted copper mining operations since 1960. Since 1996, its common stock has been listed on both the New York Stock Exchange and the Lima Stock Exchange.

The linked share’s SEC file number is 001-14066.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
June 28, 2002	$7.81	$6.37	$7.50
September 30, 2002	$7.63	$6.39	$6.86
December 31, 2002	$7.40	$6.52	$7.20
March 31, 2003	$8.30	$7.25	$7.30
June 30, 2003	$8.55	$7.16	$7.65
September 30, 2003	$11.95	$7.72	$11.06
December 31, 2003	$24.82	$10.88	$23.58
March 31, 2004	$25.83	$17.72	$20.23
June 30, 2004	$21.05	$13.05	$20.67
September 30, 2004	$26.25	$17.96	$25.83
December 31, 2004	$27.90	$20.80	$23.61
March 31, 2005	$33.25	$21.24	$27.73
June 30, 2005	$30.25	$20.69	$21.42
September 30, 2005	$28.35	$21.04	$27.98
December 30, 2005	$35.55	$24.80	$33.49
March 31, 2006	$45.80	$33.16	$42.24
June 30, 2006	$54.97	$34.83	$44.57
September 29, 2006	$49.68	$41.50	$46.25
December 29, 2006	$58.38	$43.09	$53.89
March 30, 2007	$76.50	$49.26	$71.66
June 29, 2007	$96.64	$71.75	$94.26
September 30, 2007	$126.72	$75.24	$123.83
December 31, 2007	$143.25	$97.00	$105.13
March 31, 2008	$119.71	$73.51	$103.83
June 25, 2008*	$125.77	$100.12	$110.87

*	High, low and closing prices are for the period starting April 1, 2008 and ending June 25, 2008.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: PCU

Initial price: $110.87

Protection level: 70.00%

Protection price: $77.61

Physical delivery amount: 9 ($1,000/Initial price)

Fractional shares: 0.019572

Coupon: 14.75% per annum

Maturity: December 31, 2008

Dividend yield: 6.04% per annum

Coupon amount per monthly: $12.29

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	7.375%		103.02%
+ 90%	7.375%		93.02%
+ 80%	7.375%		83.02%
+ 70%	7.375%		73.02%
+ 60%	7.375%		63.02%
+ 50%	7.375%		53.02%
+ 40%	7.375%		43.02%
+ 30%	7.375%		33.02%
+ 20%	7.375%		23.02%
+ 10%	7.375%		13.02%
+ 5%	7.375%		8.02%

0%	7.375%		3.02%

	Protection Price Ever Breached?
	NO	YES
- 5%	7.375%	2.375%	-1.98%
- 10%	7.375%	-2.625%	-6.98%
- 20%	7.375%	-12.625%	-16.98%
- 30%	7.375%	-22.625%	-26.98%
- 40%	N/A	-32.625%	-36.98%
- 50%	N/A	-42.625%	-46.98%
- 60%	N/A	-52.625%	-56.98%
- 70%	N/A	-62.625%	-66.98%
- 80%	N/A	-72.625%	-76.98%
- 90%	N/A	-82.625%	-86.98%
- 100%	N/A	-92.625%	-96.98%

QUALCOMM Incorporated

According to publicly available information, QUALCOMM Incorporated (the “Company”) publicly introduced in 1989 the concept that a digital communication technique called CDMA could be commercially successful in wireless communication applications. CDMA stands for Code Division Multiple Access and is one of the main technologies currently used in digital wireless communications networks. CDMA and the other main digital wireless communications technologies, TDMA (which stands for Time Division Multiple Access) and GSM (which is a form of TDMA and stands for Global System for Mobile Communications) are the digital technologies used to transmit a wireless phone user’s voice or data over radio waves using the wireless phone operator’s network. The Company generates revenues by licensing portions of its intellectual property to other manufacturers of wireless products (such as wireless phones and the hardware required to establish and operate a wireless network).

The Company was incorporated in 1985 under the laws of the state of California. In 1991, it reincorporated in the state of Delaware.

The linked share’s SEC file number is 0-19528.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
June 28, 2002	$20.18	$12.25	$13.75
September 30, 2002	$15.70	$11.61	$13.81
December 31, 2002	$21.45	$13.67	$18.20
March 31, 2003	$19.96	$16.32	$18.03
June 30, 2003	$19.09	$14.79	$17.88
September 30, 2003	$23.02	$17.17	$20.82
December 31, 2003	$27.43	$20.50	$26.97
March 31, 2004	$33.49	$26.67	$33.21
June 30, 2004	$36.67	$30.90	$36.49
September 30, 2004	$41.00	$33.66	$39.04
December 31, 2004	$44.99	$37.78	$42.40
March 31, 2005	$43.71	$33.99	$36.65
June 30, 2005	$38.46	$32.08	$33.01
September 30, 2005	$45.05	$32.98	$44.75
December 30, 2005	$46.59	$39.02	$43.08
March 31, 2006	$51.75	$42.91	$50.61
June 30, 2006	$53.01	$38.54	$40.07
September 29, 2006	$39.72	$32.76	$36.35
December 29, 2006	$40.99	$34.10	$37.79
March 30, 2007	$44.12	$36.80	$42.66
June 29, 2007	$47.72	$40.98	$43.39
September 30, 2007	$45.57	$35.23	$42.26
December 31, 2007	$43.40	$36.60	$39.35
March 31, 2008	$44.85	$35.17	$41.00
June 25, 2008*	$50.82	$40.65	$47.16

*	High, low and closing prices are for the period starting April 1, 2008 and ending June 25, 2008.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: QCOM

Initial price: $47.16

Protection level: 80.00%

Protection price: $37.73

Physical delivery amount: 21 ($1,000/Initial price)

Fractional shares: 0.204411

Coupon: 9.80% per annum

Maturity: December 31, 2008

Dividend yield: 1.23% per annum

Coupon amount per monthly: $8.17

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	4.90%		100.62%
+ 90%	4.90%		90.62%
+ 80%	4.90%		80.62%
+ 70%	4.90%		70.62%
+ 60%	4.90%		60.62%
+ 50%	4.90%		50.62%
+ 40%	4.90%		40.62%
+ 30%	4.90%		30.62%
+ 20%	4.90%		20.62%
+ 10%	4.90%		10.62%
+ 5%	4.90%		5.62%

0%	4.90%		0.62%

	Protection Price Ever Breached?
	NO	YES
- 5%	4.90%	-0.10%	-4.38%
- 10%	4.90%	-5.10%	-9.38%
- 20%	4.90%	-15.10%	-19.38%
- 30%	N/A	-25.10%	-29.38%
- 40%	N/A	-35.10%	-39.38%
- 50%	N/A	-45.10%	-49.38%
- 60%	N/A	-55.10%	-59.38%
- 70%	N/A	-65.10%	-69.38%
- 80%	N/A	-75.10%	-79.38%
- 90%	N/A	-85.10%	-89.38%
- 100%	N/A	-95.10%	-99.38%

Transocean Inc.

According to publicly available information, Transocean Inc. (the “Company”) is an international provider of offshore contract drilling services for oil and gas wells. As of February 20, 2008, the Company owned, had partial ownership interests in or operated 139 mobile offshore drilling units. As of this date, the Company fleet included 39 High-Specification Floaters (Ultra-Deepwater, Deepwater and Harsh Environment semisubmersibles and drillships), 29 Midwater Floaters, 10 High-Specification Jackups, 57 Standard Jackups and four Other Rigs. The Company also has eight Ultra-Deepwater Floaters under construction. The Company primary business is to contract drilling rigs, related equipment and work crews primarily on a dayrate basis to drill oil and gas wells. The Company specializes in technically demanding segments of the offshore drilling business with a particular focus on deepwater and harsh environment drilling services. The Company also provides additional services, including integrated services.

The linked share’s SEC file number is 333-75899.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
June 28, 2002	$41.87	$31.94	$33.16
September 30, 2002	$33.80	$20.86	$22.14
December 31, 2002	$27.56	$19.27	$24.70
March 31, 2003	$25.93	$21.15	$21.77
June 30, 2003	$27.53	$19.59	$23.39
September 30, 2003	$23.84	$19.71	$21.29
December 31, 2003	$26.45	$19.75	$25.56
March 31, 2004	$34.00	$24.59	$29.69
June 30, 2004	$31.16	$26.68	$30.81
September 30, 2004	$38.55	$27.61	$38.09
December 31, 2004	$45.99	$35.93	$45.12
March 31, 2005	$55.24	$42.36	$54.78
June 30, 2005	$61.91	$45.99	$57.45
September 30, 2005	$67.18	$56.97	$65.26
December 30, 2005	$75.51	$55.75	$74.19
March 31, 2006	$89.72	$74.57	$85.48
June 30, 2006	$95.98	$75.33	$85.50
September 29, 2006	$86.90	$68.68	$77.95
December 29, 2006	$89.65	$69.81	$86.11
March 30, 2007	$88.57	$77.14	$86.97
June 29, 2007	$116.24	$85.79	$112.82
September 30, 2007	$128.68	$98.58	$120.34
December 31, 2007	$149.62	$114.30	$143.15
March 31, 2008	$147.25	$111.68	$135.20
June 25, 2008*	$163.00	$132.46	$150.98

*	High, low and closing prices are for the period starting April 1, 2008 and ending June 25, 2008.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: RIG

Initial price: $150.98

Protection level: 75.00%

Protection price: $113.24

Physical delivery amount: 6 ($1,000/Initial price)

Fractional shares: 0.623394

Coupon: 10.50% per annum

Maturity: December 31, 2008

Dividend yield: 0.00% per annum

Coupon amount per monthly: $8.75

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	5.25%		100.00%
+ 90%	5.25%		90.00%
+ 80%	5.25%		80.00%
+ 70%	5.25%		70.00%
+ 60%	5.25%		60.00%
+ 50%	5.25%		50.00%
+ 40%	5.25%		40.00%
+ 30%	5.25%		30.00%
+ 20%	5.25%		20.00%
+ 10%	5.25%		10.00%
+ 5%	5.25%		5.00%

0%	5.25%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	5.25%	0.25%	-5.00%
- 10%	5.25%	-4.75%	-10.00%
- 20%	5.25%	-14.75%	-20.00%
- 30%	N/A	-24.75%	-30.00%
- 40%	N/A	-34.75%	-40.00%
- 50%	N/A	-44.75%	-50.00%
- 60%	N/A	-54.75%	-60.00%
- 70%	N/A	-64.75%	-70.00%
- 80%	N/A	-74.75%	-80.00%
- 90%	N/A	-84.75%	-90.00%
- 100%	N/A	-94.75%	-100.00%

Starbucks Corporation

According to publicly available information, Starbucks Corporation (“the Company”) was formed in 1985. The Company purchases and roasts high-quality whole bean coffees and sells them, along with rich-brewed coffees, Italian-style espresso beverages, cold blended beverages, a variety of complementary food items, coffee-related accessories and equipment, a selection of premium teas and a line of compact discs, primarily through Company-operated retail stores. The Company also sells coffee and tea products and licenses its trademark through other channels and, through certain of its equity investees, the Company produces and sells ready-to-drink beverages which include, among others, bottled Frappuccino® coffee drinks and Starbucks DoubleShot® espresso drinks, and a line of superpremium ice creams.

The linked share’s SEC file number is 000-20322.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
June 28, 2002	$12.85	$10.97	$12.43
September 30, 2002	$12.48	$9.22	$10.32
December 31, 2002	$12.08	$10.09	$10.19
March 31, 2003	$13.26	$9.81	$12.88
June 30, 2003	$13.44	$11.40	$12.26
September 30, 2003	$15.48	$12.39	$14.40
December 31, 2003	$16.72	$14.40	$16.53
March 31, 2004	$19.84	$16.45	$18.88
June 30, 2004	$22.20	$18.37	$21.74
September 30, 2004	$24.20	$21.03	$22.73
December 31, 2004	$32.13	$22.65	$31.18
March 31, 2005	$31.67	$24.57	$25.83
June 30, 2005	$28.45	$22.30	$25.83
September 30, 2005	$27.19	$23.01	$25.05
December 30, 2005	$32.46	$24.87	$30.01
March 31, 2006	$38.11	$29.90	$37.64
June 30, 2006	$39.76	$34.60	$37.76
September 29, 2006	$38.33	$28.72	$34.05
December 29, 2006	$40.00	$33.61	$35.42
March 30, 2007	$36.61	$28.87	$31.36
June 29, 2007	$32.19	$25.22	$26.24
September 30, 2007	$28.60	$25.67	$26.20
December 31, 2007	$26.92	$19.89	$20.47
March 31, 2008	$21.01	$16.77	$17.50
June 25, 2008*	$18.89	$15.39	$17.11

*	High, low and closing prices are for the period starting April 1, 2008 and ending June 25, 2008.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: SBUX

Initial price: $17.11

Protection level: 80.00%

Protection price: $13.69

Physical delivery amount: 58 ($1,000/Initial price)

Fractional shares: 0.445354

Coupon: 9.50% per annum

Maturity: December 31, 2008

Dividend yield: 0.00% per annum

Coupon amount per monthly: $7.92

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	4.75%		100.00%
+ 90%	4.75%		90.00%
+ 80%	4.75%		80.00%
+ 70%	4.75%		70.00%
+ 60%	4.75%		60.00%
+ 50%	4.75%		50.00%
+ 40%	4.75%		40.00%
+ 30%	4.75%		30.00%
+ 20%	4.75%		20.00%
+ 10%	4.75%		10.00%
+ 5%	4.75%		5.00%

0%	4.75%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	4.75%	-0.25%	-5.00%
- 10%	4.75%	-5.25%	-10.00%
- 20%	4.75%	-15.25%	-20.00%
- 30%	N/A	-25.25%	-30.00%
- 40%	N/A	-35.25%	-40.00%
- 50%	N/A	-45.25%	-50.00%
- 60%	N/A	-55.25%	-60.00%
- 70%	N/A	-65.25%	-70.00%
- 80%	N/A	-75.25%	-80.00%
- 90%	N/A	-85.25%	-90.00%
- 100%	N/A	-95.25%	-100.00%

Schlumberger N.V. (Schlumberger Limited)

According to publicly available information, Schlumberger N.V. (Schlumberger Limited) (the “Company”), founded in 1926, the Company is an oilfield services company, supplying technology, project management and information solutions that optimize performance in the oil and gas industry. As of December 31, 2007, the Company employed approximately 80,000 people of over 140 nationalities operating in approximately 80 countries. The Company has principal executive offices in Houston, Paris, and The Hague and consists of two business segments—Schlumberger Oilfield Services and WesternGeco. Schlumberger Oilfield Services is an oilfield services company supplying a wide range of technology services and solutions to the international petroleum industry. WesternGeco is a technologically advanced surface seismic company.

The linked share’s SEC file number is 1-4601.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
June 28, 2002	$29.90	$23.15	$23.25
September 30, 2002	$23.70	$17.93	$19.23
December 31, 2002	$23.43	$16.70	$21.05
March 31, 2003	$21.67	$17.82	$19.01
June 30, 2003	$25.08	$18.51	$23.79
September 30, 2003	$26.05	$22.25	$24.20
December 31, 2003	$28.12	$22.74	$27.36
March 31, 2004	$33.38	$26.27	$31.93
June 30, 2004	$32.35	$27.38	$31.76
September 30, 2004	$33.93	$29.33	$33.66
December 31, 2004	$34.94	$30.51	$33.48
March 31, 2005	$39.16	$31.58	$35.24
June 30, 2005	$39.23	$32.31	$37.97
September 30, 2005	$43.90	$37.43	$42.19
December 30, 2005	$51.49	$38.66	$48.58
March 31, 2006	$65.87	$49.20	$63.29
June 30, 2006	$73.87	$54.12	$65.11
September 29, 2006	$68.54	$54.24	$62.03
December 29, 2006	$69.30	$56.85	$63.16
March 30, 2007	$71.17	$56.31	$69.10
June 29, 2007	$89.20	$68.25	$84.94
September 30, 2007	$108.47	$81.30	$105.00
December 31, 2007	$113.86	$87.42	$98.37
March 31, 2008	$102.71	$72.30	$87.00
June 25, 2008*	$110.11	$85.75	$105.22

*	High, low and closing prices are for the period starting April 1, 2008 and ending June 25, 2008.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: SLB

Initial price: $105.22

Protection level: 80.00%

Protection price: $84.18

Physical delivery amount: 9 ($1,000/Initial price)

Fractional shares: 0.503897

Coupon: 12.30% per annum

Maturity: December 31, 2008

Dividend yield: 0.73% per annum

Coupon amount per monthly: $10.25

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	6.15%		100.37%
+ 90%	6.15%		90.37%
+ 80%	6.15%		80.37%
+ 70%	6.15%		70.37%
+ 60%	6.15%		60.37%
+ 50%	6.15%		50.37%
+ 40%	6.15%		40.37%
+ 30%	6.15%		30.37%
+ 20%	6.15%		20.37%
+ 10%	6.15%		10.37%
+ 5%	6.15%		5.37%

0%	6.15%		0.37%

	Protection Price Ever Breached?
	NO	YES
- 5%	6.15%	1.15%	-4.63%
- 10%	6.15%	-3.85%	-9.63%
- 20%	6.15%	-13.85%	-19.63%
- 30%	N/A	-23.85%	-29.63%
- 40%	N/A	-33.85%	-39.63%
- 50%	N/A	-43.85%	-49.63%
- 60%	N/A	-53.85%	-59.63%
- 70%	N/A	-63.85%	-69.63%
- 80%	N/A	-73.85%	-79.63%
- 90%	N/A	-83.85%	-89.63%
- 100%	N/A	-93.85%	-99.63%

Superior Energy Services, Inc.

According to publicly available information, Superior Energy Services, Inc. (the “Company”) is a provider of specialized oilfield services and equipment. The Company focuses on serving the drilling-related needs of oil and gas companies primarily through its rental tools segment, and the production-related needs of oil and gas companies through its well intervention, rental tools and marine segments. The Company also owns and operates mature oil and gas properties in the Gulf of Mexico. It recently completed construction of an 880-ton derrick barge which was deployed off the coast of Malaysia under a charter that is scheduled to run through October 2007. The Company also manufactures and sells specialized drilling rig instrumentation equipment.

The linked share’s SEC file number is 333-22603.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
June 28, 2002	$11.65	$9.07	$10.15
September 30, 2002	$10.10	$5.95	$6.50
December 31, 2002	$9.03	$5.97	$8.20
March 31, 2003	$9.71	$6.82	$8.55
June 30, 2003	$11.65	$8.30	$9.48
September 30, 2003	$10.97	$8.40	$9.80
December 31, 2003	$10.25	$8.27	$9.40
March 31, 2004	$10.95	$8.98	$10.08
June 30, 2004	$11.30	$8.65	$10.05
September 30, 2004	$12.93	$9.98	$12.92
December 31, 2004	$15.73	$11.95	$15.41
March 31, 2005	$19.75	$14.81	$17.20
June 30, 2005	$18.46	$13.71	$17.80
September 30, 2005	$24.10	$17.64	$23.09
December 30, 2005	$23.97	$17.33	$21.05
March 31, 2006	$27.61	$21.30	$26.79
June 30, 2006	$35.87	$26.21	$33.90
September 29, 2006	$35.70	$21.44	$26.26
December 29, 2006	$36.48	$24.04	$32.68
March 30, 2007	$35.65	$28.21	$34.47
June 29, 2007	$41.78	$34.36	$39.92
September 30, 2007	$41.90	$34.57	$35.44
December 31, 2007	$37.95	$31.59	$34.42
March 31, 2008	$45.87	$33.81	$39.62
June 25, 2008*	$57.75	$38.70	$55.18

*	High, low and closing prices are for the period starting April 1, 2008 and ending June 25, 2008.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: SPN

Initial price: $55.18

Protection level: 75.00%

Protection price: $41.39

Physical delivery amount: 18 ($1,000/Initial price)

Fractional shares: 0.122508

Coupon: 13.00% per annum

Maturity: December 31, 2008

Dividend yield: 0.00% per annum

Coupon amount per monthly: $10.83

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	6.50%		100.00%
+ 90%	6.50%		90.00%
+ 80%	6.50%		80.00%
+ 70%	6.50%		70.00%
+ 60%	6.50%		60.00%
+ 50%	6.50%		50.00%
+ 40%	6.50%		40.00%
+ 30%	6.50%		30.00%
+ 20%	6.50%		20.00%
+ 10%	6.50%		10.00%
+ 5%	6.50%		5.00%

0%	6.50%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	6.50%	1.50%	-5.00%
- 10%	6.50%	-3.50%	-10.00%
- 20%	6.50%	-13.50%	-20.00%
- 30%	N/A	-23.50%	-30.00%
- 40%	N/A	-33.50%	-40.00%
- 50%	N/A	-43.50%	-50.00%
- 60%	N/A	-53.50%	-60.00%
- 70%	N/A	-63.50%	-70.00%
- 80%	N/A	-73.50%	-80.00%
- 90%	N/A	-83.50%	-90.00%
- 100%	N/A	-93.50%	-100.00%

Sunoco, Inc.

According to publicly available information, Sunoco, Inc. (the “Company”) through its subsidiaries is principally a petroleum refiner and marketer and chemicals manufacturer with interests in logistics and cokemaking. The Company’s petroleum refining and marketing operations include the manufacturing and marketing of a full range of petroleum products, including fuels, lubricants and some petrochemicals. The Company’s chemical operations comprise the manufacturing, distribution and marketing of commodity and intermediate petrochemicals. The petroleum refining and marketing, chemicals and logistics operations are conducted principally in the eastern half of the United States. The Company’s cokemaking operations currently are conducted in Virginia, Indiana and Ohio.

The Company’s operations are organized into five business segments (Refining and Supply, Retail Marketing, Chemicals, Logistics and Coke) plus a holding company and a professional services group. The Company is a holding company and is a non-operating parent company which includes certain corporate officers. The professional services group consists of a number of staff functions, including: finance; legal and risk management; materials management; human resources; information systems; health, environment and safety; engineering services; facilities management; transaction processing; and government and public affairs.

The linked share’s SEC file number is: 1-6841.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
June 28, 2002	$20.41	$17.06	$17.82
September 30, 2002	$18.79	$14.83	$15.08
December 31, 2002	$16.79	$13.52	$16.59
March 31, 2003	$19.01	$14.84	$18.29
June 30, 2003	$19.50	$17.70	$18.87
September 30, 2003	$20.71	$17.97	$20.11
December 31, 2003	$26.30	$20.05	$25.58
March 31, 2004	$32.18	$25.26	$31.19
June 30, 2004	$32.85	$29.13	$31.81
September 30, 2004	$37.19	$29.38	$36.99
December 31, 2004	$42.26	$35.26	$40.86
March 31, 2005	$53.88	$38.10	$51.76
June 30, 2005	$58.59	$46.08	$56.84
September 30, 2005	$81.42	$57.07	$78.20
December 30, 2005	$85.28	$65.09	$78.38
March 31, 2006	$97.22	$71.05	$77.57
June 30, 2006	$88.07	$60.35	$69.29
September 29, 2006	$80.42	$57.62	$62.19
December 29, 2006	$69.42	$57.50	$62.36
March 30, 2007	$71.88	$56.68	$70.44
June 29, 2007	$86.40	$70.03	$79.68
September 30, 2007	$85.00	$60.69	$70.78
December 31, 2007	$78.80	$62.27	$72.44
March 31, 2008	$73.54	$47.93	$52.47
June 25, 2008*	$56.88	$37.25	$39.97

*	High, low and closing prices are for the period starting April 1, 2008 and ending June 25, 2008.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: SUN

Initial price: $39.97

Protection level: 75.00%

Protection price: $29.98

Physical delivery amount: 25 ($1,000/Initial price)

Fractional shares: 0.018764

Coupon: 14.30% per annum

Maturity: December 31, 2008

Dividend yield: 2.81% per annum

Coupon amount per monthly: $11.92

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	7.15%		101.41%
+ 90%	7.15%		91.41%
+ 80%	7.15%		81.41%
+ 70%	7.15%		71.41%
+ 60%	7.15%		61.41%
+ 50%	7.15%		51.41%
+ 40%	7.15%		41.41%
+ 30%	7.15%		31.41%
+ 20%	7.15%		21.41%
+ 10%	7.15%		11.41%
+ 5%	7.15%		6.41%

0%	7.15%		1.41%

	Protection Price Ever Breached?
	NO	YES
- 5%	7.15%	2.15%	-3.59%
- 10%	7.15%	-2.85%	-8.59%
- 20%	7.15%	-12.85%	-18.59%
- 30%	N/A	-22.85%	-28.59%
- 40%	N/A	-32.85%	-38.59%
- 50%	N/A	-42.85%	-48.59%
- 60%	N/A	-52.85%	-58.59%
- 70%	N/A	-62.85%	-68.59%
- 80%	N/A	-72.85%	-78.59%
- 90%	N/A	-82.85%	-88.59%
- 100%	N/A	-92.85%	-98.59%

Target Corporation

According to publicly available information, Target Corporation (the “Company”) operates large-format general merchandise and food discount stores in the United States, which include Target and SuperTarget stores. The Company operates Target general merchandise stores with a wide assortment of general merchandise and a more limited assortment of food items, as well as SuperTarget stores with a full line of food and general merchandise items. Target.com offers a wide assortment of general merchandise including many items found in the Company’s stores and a complementary assortment, such as extended sizes and colors, sold only on-line. A significant portion of its sales is from national brand merchandise. In addition, the Company sells merchandise under private-label brands including, but not limited to, Archer Farms®, Choxie™, Circo®, Embark®, Gilligan & O’Malley®, Kool Toyz®, Market Pantry®, Merona®, ProSpirit®, Room Essentials™, Target Limited Edition, Trutech® and Xhilaration®.

The linked share’s SEC file number is 001-06049.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
June 28, 2002	$45.95	$34.99	$38.10
September 30, 2002	$39.49	$28.10	$29.52
December 31, 2002	$37.10	$24.90	$30.00
March 31, 2003	$31.59	$25.60	$29.26
June 30, 2003	$38.53	$28.50	$37.84
September 30, 2003	$41.79	$36.75	$37.63
December 31, 2003	$40.90	$36.19	$38.40
March 31, 2004	$45.85	$36.65	$45.04
June 30, 2004	$46.89	$41.25	$42.47
September 30, 2004	$46.90	$40.03	$45.25
December 31, 2004	$54.14	$45.30	$51.93
March 31, 2005	$53.20	$47.76	$50.02
June 30, 2005	$56.24	$45.55	$54.41
September 30, 2005	$60.00	$49.93	$51.93
December 30, 2005	$59.01	$50.78	$54.97
March 31, 2006	$55.85	$51.93	$52.01
June 30, 2006	$55.13	$47.26	$48.87
September 29, 2006	$56.67	$44.85	$55.25
December 29, 2006	$60.31	$54.60	$57.05
March 30, 2007	$64.73	$56.61	$59.26
June 29, 2007	$65.07	$56.80	$63.60
September 30, 2007	$70.75	$56.06	$63.57
December 31, 2007	$68.50	$48.85	$50.00
March 31, 2008	$57.32	$47.25	$50.68
June 25, 2008*	$55.71	$47.75	$49.88

*	High, low and closing prices are for the period starting April 1, 2008 and ending June 25, 2008.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: TGT

Initial price: $49.88

Protection level: 80.00%

Protection price: $39.90

Physical delivery amount: 20 ($1,000/Initial price)

Fractional shares: 0.048115

Coupon: 14.00% per annum

Maturity: December 31, 2008

Dividend yield: 1.12% per annum

Coupon amount per monthly: $11.67

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	7.00%		100.56%
+ 90%	7.00%		90.56%
+ 80%	7.00%		80.56%
+ 70%	7.00%		70.56%
+ 60%	7.00%		60.56%
+ 50%	7.00%		50.56%
+ 40%	7.00%		40.56%
+ 30%	7.00%		30.56%
+ 20%	7.00%		20.56%
+ 10%	7.00%		10.56%
+ 5%	7.00%		5.56%

0%	7.00%		0.56%

	Protection Price Ever Breached?
	NO	YES
- 5%	7.00%	2.00%	-4.44%
- 10%	7.00%	-3.00%	-9.44%
- 20%	7.00%	-13.00%	-19.44%
- 30%	N/A	-23.00%	-29.44%
- 40%	N/A	-33.00%	-39.44%
- 50%	N/A	-43.00%	-49.44%
- 60%	N/A	-53.00%	-59.44%
- 70%	N/A	-63.00%	-69.44%
- 80%	N/A	-73.00%	-79.44%
- 90%	N/A	-83.00%	-89.44%
- 100%	N/A	-93.00%	-99.44%

Tesoro Corporation

According to publicly available information, Tesoro Corporation (“the Company”) is based in San Antonio, Texas. The Company was incorporated in Delaware in 1968 under the name Tesoro Petroleum Corporation, which was subsequently changed in 2004 to Tesoro Corporation. The Company is one of the largest independent petroleum refiners and marketers in the United States with two operating segments — (1) refining crude oil and other feedstocks at its seven refineries in the western and mid-continental United States and selling refined products in bulk and wholesale markets and (2) selling motor fuels and convenience products in the retail market through its 911 branded retail stations in 17 states. The Company’s refining segment produces refined products, primarily gasoline and gasoline blendstocks, jet fuel, diesel fuel and heavy fuel oils for sale to a wide variety of commercial customers in the western and mid-continental United States. Its retail segment distributes motor fuels through a network of retail stations, primarily under the Tesoro®, Mirastar®, Shell® and USA Gasolinetm brands.

The Company’s principal executive offices are located at 300 Concord Plaza Drive, San Antonio, Texas 78216-6999.

The linked share’s SEC file number is 001-03473.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
June 28, 2002	$7.27	$2.82	$3.88
September 30, 2002	$3.87	$1.20	$1.40
December 31, 2002	$2.60	$0.63	$2.26
March 31, 2003	$3.72	$1.70	$3.70
June 30, 2003	$4.28	$3.23	$3.44
September 30, 2003	$4.71	$3.33	$4.23
December 31, 2003	$7.56	$4.28	$7.29
March 31, 2004	$9.67	$7.00	$9.40
June 30, 2004	$13.88	$8.88	$13.80
September 30, 2004	$15.85	$10.90	$14.77
December 31, 2004	$17.33	$13.88	$15.93
March 31, 2005	$19.09	$14.13	$18.51
June 30, 2005	$24.93	$17.03	$23.26
September 30, 2005	$35.90	$23.06	$33.62
December 30, 2005	$34.64	$26.17	$30.78
March 31, 2006	$36.99	$28.85	$34.17
June 30, 2006	$37.86	$30.16	$37.18
September 29, 2006	$38.40	$26.48	$28.99
December 29, 2006	$36.55	$27.33	$32.89
March 30, 2007	$51.40	$31.47	$50.22
June 29, 2007	$64.65	$50.06	$57.15
September 30, 2007	$62.00	$42.64	$46.02
December 31, 2007	$65.50	$44.53	$47.70
March 31, 2008	$48.35	$26.55	$30.00
June 25, 2008*	$33.40	$19.91	$21.34

*	High, low and closing prices are for the period starting April 1, 2008 and ending June 25, 2008.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: TSO

Initial price: $21.34

Protection level: 70.00%

Protection price: $14.94

Physical delivery amount: 46 ($1,000/Initial price)

Fractional shares: 0.860356

Coupon: 20.00% per annum

Maturity: December 31, 2008

Dividend yield: 1.87% per annum

Coupon amount per monthly: $16.67

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	10.00%		100.94%
+ 90%	10.00%		90.94%
+ 80%	10.00%		80.94%
+ 70%	10.00%		70.94%
+ 60%	10.00%		60.94%
+ 50%	10.00%		50.94%
+ 40%	10.00%		40.94%
+ 30%	10.00%		30.94%
+ 20%	10.00%		20.94%
+ 10%	10.00%		10.94%
+ 5%	10.00%		5.94%

0%	10.00%		0.94%

	Protection Price Ever Breached?
	NO	YES
- 5%	10.00%	5.00%	-4.06%
- 10%	10.00%	0.00%	-9.06%
- 20%	10.00%	-10.00%	-19.06%
- 30%	10.00%	-20.00%	-29.06%
- 40%	N/A	-30.00%	-39.06%
- 50%	N/A	-40.00%	-49.06%
- 60%	N/A	-50.00%	-59.06%
- 70%	N/A	-60.00%	-69.06%
- 80%	N/A	-70.00%	-79.06%
- 90%	N/A	-80.00%	-89.06%
- 100%	N/A	-90.00%	-99.06%

Valero Energy Corporation

According to publicly available information, Valero Energy Corporation (the “Company”) owns and operates 17 refineries located in the United States, Canada, and Aruba that produce conventional gasolines, distillates, jet fuel, asphalt, petrochemicals, lubricants, and other refined products as well as a slate of premium products including RBOB1, gasoline meeting the specifications of the California Air Resources Board (CARB), CARB diesel fuel, low-sulfur and ultra-low-sulfur diesel fuel, and oxygenates (liquid hydrocarbon compounds containing oxygen). The Company markets branded and unbranded refined products on a wholesale basis in the United States and Canada through an extensive bulk and rack marketing network. The Company also sells refined products through a network of about 5,800 retail and wholesale branded outlets in the United States, Canada, and Aruba.

The linked share’s SEC file number is 1-13175.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
June 28, 2002	$12.37	$8.98	$9.36
September 30, 2002	$9.55	$6.53	$6.62
December 31, 2002	$9.63	$5.79	$9.24
March 31, 2003	$10.59	$8.05	$10.35
June 30, 2003	$10.54	$8.79	$9.08
September 30, 2003	$10.03	$8.80	$9.57
December 31, 2003	$11.77	$9.43	$11.59
March 31, 2004	$15.38	$11.43	$14.99
June 30, 2004	$18.73	$13.97	$18.44
September 30, 2004	$20.30	$15.90	$20.05
December 31, 2004	$23.90	$19.43	$22.70
March 31, 2005	$38.58	$21.01	$36.64
June 30, 2005	$41.13	$28.96	$39.56
September 30, 2005	$58.63	$39.38	$56.53
December 30, 2005	$58.15	$45.86	$51.60
March 31, 2006	$63.61	$48.00	$59.78
June 30, 2006	$70.74	$55.19	$66.52
September 29, 2006	$68.83	$46.84	$51.47
December 29, 2006	$57.09	$47.52	$51.16
March 30, 2007	$66.02	$47.66	$64.49
June 29, 2007	$77.89	$63.53	$73.86
September 30, 2007	$78.68	$60.00	$67.18
December 31, 2007	$75.75	$60.80	$70.03
March 31, 2008	$71.10	$45.03	$49.11
June 25, 2008*	$55.00	$42.06	$43.74

*	High, low and closing prices are for the period starting April 1, 2008 and ending June 25, 2008.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: VLO

Initial price: $43.74

Protection level: 80.00%

Protection price: $34.99

Physical delivery amount: 22 ($1,000/Initial price)

Fractional shares: 0.862369

Coupon: 14.00% per annum

Maturity: December 31, 2008

Dividend yield: 1.17% per annum

Coupon amount per monthly: $11.67

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	7.00%		100.59%
+ 90%	7.00%		90.59%
+ 80%	7.00%		80.59%
+ 70%	7.00%		70.59%
+ 60%	7.00%		60.59%
+ 50%	7.00%		50.59%
+ 40%	7.00%		40.59%
+ 30%	7.00%		30.59%
+ 20%	7.00%		20.59%
+ 10%	7.00%		10.59%
+ 5%	7.00%		5.59%

0%	7.00%		0.59%

	Protection Price Ever Breached?
	NO	YES
- 5%	7.00%	2.00%	-4.41%
- 10%	7.00%	-3.00%	-9.41%
- 20%	7.00%	-13.00%	-19.41%
- 30%	N/A	-23.00%	-29.41%
- 40%	N/A	-33.00%	-39.41%
- 50%	N/A	-43.00%	-49.41%
- 60%	N/A	-53.00%	-59.41%
- 70%	N/A	-63.00%	-69.41%
- 80%	N/A	-73.00%	-79.41%
- 90%	N/A	-83.00%	-89.41%
- 100%	N/A	-93.00%	-99.41%

Wells Fargo & Company

According to publicly available information, Wells Fargo & Company (the “Company”) is a diversified financial services company organized under the laws of Delaware and a financial holding company and a bank holding company registered under the Bank Holding Company Act of 1956, as amended (BHC Act). The Company is the product of the merger of Norwest Corporation and former Wells Fargo & Company, completed on November 2, 1998.

The Company provides retail, commercial and corporate banking services through banking stores located in 23 states. The Company provides other financial services through subsidiaries engages in various businesses, principally: wholesale banking, mortgage banking, consumer finance, equipment leasing, agricultural finance, commercial finance, securities brokerage and investment banking, insurance agency and brokerage services, computer and data processing services, trust services, investment advisory services, mortgage-backed securities servicing and venture capital investment. As of December 31, 2007, the Company had assets of $575 billion, loans of $382 billion, deposits of $344 billion and stockholders’ equity of $48 billion.

The linked share’s SEC file number is: 001-2979.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
June 28, 2002	$26.72	$24.06	$25.03
September 30, 2002	$26.50	$20.75	$24.08
December 31, 2002	$25.80	$21.65	$23.44
March 31, 2003	$24.57	$21.65	$22.50
June 30, 2003	$26.02	$22.51	$25.20
September 30, 2003	$26.86	$24.45	$25.75
December 31, 2003	$29.59	$25.84	$29.45
March 31, 2004	$29.49	$27.99	$28.34
June 30, 2004	$29.86	$27.16	$28.62
September 30, 2004	$29.93	$28.06	$29.82
December 31, 2004	$31.69	$28.78	$31.08
March 31, 2005	$31.38	$29.13	$29.90
June 30, 2005	$31.08	$28.89	$30.79
September 30, 2005	$31.44	$29.00	$29.29
December 30, 2005	$32.35	$28.82	$31.42
March 31, 2006	$32.75	$30.31	$31.94
June 30, 2006	$34.86	$31.90	$33.54
September 29, 2006	$36.89	$33.36	$36.18
December 29, 2006	$36.99	$34.90	$35.56
March 30, 2007	$36.64	$33.01	$34.43
June 29, 2007	$36.49	$33.93	$35.17
September 30, 2007	$37.99	$32.67	$35.62
December 31, 2007	$37.78	$29.29	$30.19
March 31, 2008	$34.56	$24.42	$29.10
June 25, 2008*	$32.34	$23.89	$25.40

*	High, low and closing prices are for the period starting April 1, 2008 and ending June 25, 2008.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: WFC

Initial price: $25.40

Protection level: 80.00%

Protection price: $20.32

Physical delivery amount: 39 ($1,000/Initial price)

Fractional shares: 0.370079

Coupon: 12.10% per annum

Maturity: December 31, 2008

Dividend yield: 4.88% per annum

Coupon amount per monthly: $10.08

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	6.05%		102.44%
+ 90%	6.05%		92.44%
+ 80%	6.05%		82.44%
+ 70%	6.05%		72.44%
+ 60%	6.05%		62.44%
+ 50%	6.05%		52.44%
+ 40%	6.05%		42.44%
+ 30%	6.05%		32.44%
+ 20%	6.05%		22.44%
+ 10%	6.05%		12.44%
+ 5%	6.05%		7.44%

0%	6.05%		2.44%

	Protection Price Ever Breached?
	NO	YES
- 5%	6.05%	1.05%	-2.56%
- 10%	6.05%	-3.95%	-7.56%
- 20%	6.05%	-13.95%	-17.56%
- 30%	N/A	-23.95%	-27.56%
- 40%	N/A	-33.95%	-37.56%
- 50%	N/A	-43.95%	-47.56%
- 60%	N/A	-53.95%	-57.56%
- 70%	N/A	-63.95%	-67.56%
- 80%	N/A	-73.95%	-77.56%
- 90%	N/A	-83.95%	-87.56%
- 100%	N/A	-93.95%	-97.56%

Yahoo! Inc.

According to publicly available information, Yahoo! Inc. (the “Company”) is a global Internet brand and one of the most trafficked Internet destinations worldwide.

The Company provides it’s owned and operated online properties and services to users. The Company also extends its marketing platform and access to Internet users beyond Yahoo! Properties through its distribution network of third-party entities who have integrated the Company’s advertising offerings into their Websites or their other offerings.

The linked share’s SEC file number is 0-28018.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
June 28, 2002	$9.58	$6.41	$7.38
September 30, 2002	$7.43	$4.47	$4.79
December 31, 2002	$9.49	$4.51	$8.18
March 31, 2003	$12.50	$8.25	$12.01
June 30, 2003	$16.75	$11.26	$16.38
September 30, 2003	$19.13	$14.05	$17.69
December 31, 2003	$22.74	$17.50	$22.59
March 31, 2004	$25.21	$20.58	$24.30
June 30, 2004	$36.51	$23.95	$36.33
September 30, 2004	$35.34	$25.53	$33.91
December 31, 2004	$39.78	$33.60	$37.68
March 31, 2005	$38.89	$30.31	$33.90
June 30, 2005	$38.95	$32.30	$34.65
September 30, 2005	$38.00	$31.60	$33.84
December 30, 2005	$43.45	$32.78	$39.18
March 31, 2006	$43.65	$29.75	$32.26
June 30, 2006	$34.08	$28.60	$33.00
September 29, 2006	$33.74	$24.62	$25.28
December 29, 2006	$28.56	$22.66	$25.54
March 30, 2007	$32.84	$25.26	$31.29
June 29, 2007	$33.61	$26.61	$27.13
September 30, 2007	$27.80	$22.27	$26.84
December 31, 2007	$34.07	$22.80	$23.26
March 31, 2008	$30.24	$18.59	$28.93
June 25, 2008*	$29.17	$20.60	$22.01

*	High, low and closing prices are for the period starting April 1, 2008 and ending June 25, 2008.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: YHOO

Initial price: $22.01

Protection level: 80.00%

Protection price: $17.61

Physical delivery amount: 45 ($1,000/Initial price)

Fractional shares: 0.433894

Coupon: 11.20% per annum

Maturity: December 31, 2008

Dividend yield: 0.00% per annum

Coupon amount per monthly: $9.33

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	5.60%		100.00%
+ 90%	5.60%		90.00%
+ 80%	5.60%		80.00%
+ 70%	5.60%		70.00%
+ 60%	5.60%		60.00%
+ 50%	5.60%		50.00%
+ 40%	5.60%		40.00%
+ 30%	5.60%		30.00%
+ 20%	5.60%		20.00%
+ 10%	5.60%		10.00%
+ 5%	5.60%		5.00%

0%	5.60%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	5.60%	0.60%	-5.00%
- 10%	5.60%	-4.40%	-10.00%
- 20%	5.60%	-14.40%	-20.00%
- 30%	N/A	-24.40%	-30.00%
- 40%	N/A	-34.40%	-40.00%
- 50%	N/A	-44.40%	-50.00%
- 60%	N/A	-54.40%	-60.00%
- 70%	N/A	-64.40%	-70.00%
- 80%	N/A	-74.40%	-80.00%
- 90%	N/A	-84.40%	-90.00%
- 100%	N/A	-94.40%	-100.00%